                                                                   Exhibit 10(a)

                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is executed as of the _____ day of October, 2001 ("CLOSING DATE"), between DMI FURNITURE, INC., a Delaware corporation (the "COMPANY"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana (the "BANK").

                                    RECITALS

         1. The Company and the Bank are parties to a certain Amended and Restated Credit Agreement, dated October 3, 1997, as amended by a First Amendment to Amended and Restated Credit Agreement, dated as of July 2, 1998, a Second Amendment to Amended and Restated Credit Agreement, dated as of August 27, 1998, a Third Amendment to Amended and Restated Credit Agreement, dated as of July 23, 1999, a Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 15, 1999, a Fifth Amendment to Amended and Restated Credit Agreement, dated as of January 3, 2000, a Sixth Amendment to Amended and Restated Credit Agreement, dated as of March 31, 2000, a Seventh Amendment to Amended and Restated Credit Agreement, dated as of July 12, 2000, an Eighth Amendment to Amended and Restated Credit Agreement, dated as of December 1, 2000, and by a Ninth Amendment to Amended and Restated Credit Agreement, dated as of May 1, 2001 (as so amended, and as the same may have been further amended, modified and supplemented prior to the Closing Date and as in effect immediately prior to the execution of this Agreement, the "ORIGINAL AGREEMENT").

         2. The Company has request the Bank to amend, and as so amended, restate, the Original Agreement, subject to and in accordance with the terms of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Bank and the Company agree to amend, and as so amended, restate, the Original Agreement as follows:


                                   ARTICLE I
                                   ---------
                               DEFINITION OF TERMS

         SECTION 1.01. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with GAAP except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

         "ADVANCE" means a disbursement of proceeds of the Revolving Loan or the Term Loan.

         "AFFILIATE" means, with respect to any Person, any officer, shareholder or director of such Person and any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as amended, modified, supplemented and/or restated from time to time and at any time.

         "APPLICABLE CREDIT ENHANCEMENT LETTER OF CREDIT COMMISSION RATE" means the rate per annum at which the commission due on each Commission Due Date for each Credit Enhancement Letter of Credit will be calculated, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                           Ratio of Total            Applicable Credit
                           Funded Debt               Enhancement Letter of
                           to EBITDA                 Credit Commission Rate
                           ---------                 ----------------------

                           5.01 and above                     3%
                           4.51 to 5.00                       23/4%
                           4.01 to 4.50                       21/2%
                           3.50 to 4.00                       21/4%
                           3.00 to 3.49                       2 %
                           2.50 to 2.99                       13/4 %
                           2.49 and less                      11/2%

         The Applicable Credit Enhancement Letter of Credit Commission Rate shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of the Applicable Credit Enhancement Letter of Credit Commission Rate was between 4.51 and 5.00 as of the Closing Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Credit Enhancement Letter of Credit Commission Rate to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         "APPLICABLE DOCUMENTARY LETTER OF CREDIT COMMISSION RATE" means one percent (1%) per annum.

         "APPLICABLE SPREAD" means the percentage per annum to be taken into account in determining the rate per annum at which interest will accrue on the Revolving Loan, any Documentary Letter of Credit Loan, and the Term Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                Ratio of Total
                Funded Debt         If determining        If determining
                to EBITDA          a LIBOR-based Rate    a Prime-based Rate
                ---------          ------------------    ------------------
                5.01 and above             3%                 1/2%
                4.51 to 5.00               23/4%              1/4%
                4.01 to 4.50               21/2%                0%
                3.50 to 4.00               21/4%                0%
                3.00 to 3.49               2 %                  0%
                2.50 to 2.99               13/4 %               0%
                2.49 and less              11/2%                0%

         Applicable Spread shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of Applicable Spread was between 4.51 and 5.00 as of the Closing Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         "APPLICABLE UNUSED COMMITMENT FEE PERCENTAGE" means the percentage per annum determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                           Ratio of Total                     Applicable
                           Funded Debt                        Unused Commitment
                           to EBITDA                          Percentage Fee
                           ---------                          --------------

                           4.51 and above                           1/2%
                           3.00 to 4.50                             3/8%
                           less than 3.00                           1/4%

         The Applicable Unused Commitment Fee Percentage shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of determining the Applicable Unused Commitment Fee Percentage was above 4.51 as of the Closing Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Unused Commitment Fee Percentage to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         "APPLICATION FOR ADVANCE" means a written application of the Company for an Advance substantially in the form of EXHIBIT "A" attached hereto.

         "APPRAISAL SHORTFALL" means the amount, if any, by which $4,640,000 exceeds 75% of the sum of (a) the value of the Real Estate, as determined by the real estate evaluations delivered to the Bank pursuant to Section 7.01(e)(2) of this Agreement, and (b) 50% of the book value of the Equipment (as defined in the Security Agreement) net of depreciation as at September 1, 2001.

         "AUTHORIZED OFFICER" means the President or the Chief Financial Officer of the Company or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Bank by a certified copy of an appropriate resolution of the Board of Directors of the Company.

         "AVAILABLE CASH FOR RECAPTURE" means, for any fiscal year of the Company, the amount by which EBITDA for that fiscal year exceeds Fixed Charges for that fiscal year.

         "BANK" has the meaning ascribed to such term in the preamble to this Agreement.

         "BANKING DAY" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York and (specifically including
         Bank) in Indianapolis for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally (and specifically including Bank) are open in Indianapolis for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "BOND DOCUMENT" means any of the 1993 Bond Documents or any of the 1994 Refunding Bond Documents as the context requires, and when used in the plural form, refers to all or any combination of the Bond Documents as the context requires.

         "BONDS" means any of the 1993 Bonds or any of the 1994 Refunding Bonds or, if the context requires, all or any combination of them.

         "BORROWING BASE" means, at any date a determination thereof is to be made, an amount equal to the sum of: (a) Eighty Percent (80%) of the net book value (as determined in accordance with GAAP) of Eligible Accounts; (b) Fifty Percent (50%) of the Eligible Finished Goods Inventory Value and the Eligible Wood Stock Inventory Value; and (c) Twenty-Five Percent (25%) of the Eligible Miscellaneous Inventory Value (all of the foregoing as determined on the basis of the information contained in the most recent Borrowing Base Certificate provided to the Bank or as determined by the Bank upon an inspection of the Company's books and records and inventory by the Bank or any other representative of the Bank) MINUS the Appraisal Shortfall; provided, however, the

         Borrowing Base shall be $0 commencing five (5) calendar days after the Company's failure to furnish to the Bank a monthly Borrowing Base Certificate within the period of time required under SUBSECTION 6.01(b)(9) of this Agreement, and continuing until the Bank shall have received a properly completed and certified Borrowing Base Certificate.

         "BORROWING BASE CERTIFICATE" means a certificate signed by an Authorized Officer of the Company certifying the amount of the Borrowing Base and the Maximum Availability as of a stated date and in such form and showing such detail as the Bank reasonably may require from time to time.

         "BUSINESS DAY" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "CAPITAL EXPENDITURES" means, for any fiscal period of the Company, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability and including without limitation freight, installation costs, taxes and other related costs) of the Company and its Subsidiaries during such period that, to the extent required by GAAP, are required by GAAP to be included in or reflected as property, plant or equipment or similar fixed asset account in any consolidated financial statements of the Company and its Subsidiaries, including any acquisition, construction or installation of properties or for any additions, improvements or major repair thereto or any replacement thereof, and the amount capitalized under any Capital Lease.

         "CAPITAL LEASE" means any lease of property (whether real, personal or mixed) which, to the extent required by GAAP, is to be capitalized on the balance sheet of the Company or any Subsidiary.

         "CASH CAPITAL EXPENDITURES" means those Capital Expenditures that are not financed with new Debt (including Debt incurred under this Agreement) or through Capital Leases.

         "CASH FLOW RECAPTURE PAYMENT" is used as defined in Section 2.04(d)

         "CHANGE IN CONTROL" means the occurrence of any of the following:

                  (a) Any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any of the existing Series C Preferred shareholders), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities.

                  (b) During any period of one year, individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof. If the election or nomination for election by the Company's shareholders of a new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
                           (a), (c) or (d) of this definition) was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, that director shall not be counted for purposes of the preceding sentence.

                  (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
                           (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities.

                  (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's asset.

                  (e) Any other transaction which is of a nature that would be require to be reported in response to Item 6(e) of
                           Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs.

         "CHANGE IN MANAGEMENT" means either (i) Donald D. Dreher or (ii) Joseph
         G. Hill is no longer a senior executive of the Company.

         "CITY" means the City of Huntingburg, Indiana.

         "CLOSING DATE" has the meaning ascribed to such term in the preamble to this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMERCIAL LC MASTER REIMBURSEMENT AGREEMENT" means the undated Commercial Letter of Credit Master Agreement, between the Company and Banc One International Corporation, as the same has been and hereafter may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time.

         "COMMISSION DUE DATE" is used as defined in Section 3.01(a)(2) or in
         Section 3.01(b)(2) of this Agreement, as the context requires."

         "COMMITMENTS" means, collectively, the Revolving Loan Commitment and the commitment of the Bank to make Term Loan Advances as provided in this Agreement.

         "COMPANY" has the meaning ascribed to such term in the preamble to this Agreement.

         "COMPANY'S AUDITORS" means one of the five (5) largest independent certified public accounting firms in the U.S.

         "CREDIT ENHANCEMENT LETTER OF CREDIT" means the 1993 Direct-Pay Letter of Credit or the 1994 Refunding Direct-Pay Letter of Credit as the context requires, and when used in the plural form, refers to both of them.

         "DLC FACILITY" has the meaning ascribed to such term in Section 2.03(a) of this Agreement.

         "DLC FACILITY MATURITY DATE" means the earlier of (i) the Scheduled DLC Facility Maturity Date, and (ii) that date upon which the Bank terminates the DLC Facility in accordance with Section 8.02 of this Agreement.

         "DLC NOTE" has the meaning ascribed to such term in Section 2.03(a) of this Agreement.

         "DEBT" means, as of any date a determination thereof is made, all of the following described indebtedness, liabilities and obligations of the Company and its Subsidiaries, as determined in accordance with GAAP, without duplication: (a) all indebtedness, liabilities and obligations for borrowed money; (b) all obligations as lessee under any Capital Lease; (c) all obligations, indebtedness and liabilities which are secured by any Lien on any asset, whether or not the obligation, indebtedness or liability secured thereby shall have been assumed by the Company or any Subsidiary; and (d) all obligations, indebtedness and liabilities of others similar in character to those described in clauses (a) through (c) of this definition for which the Company or any Subsidiary is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations, indebtedness or liabilities the Company or any Subsidiary assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of the Company and its Subsidiaries in respect of letters of credit, surety bonds or similar obligations and all obligations of the Company and its Subsidiaries to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person, excluding documentary letters of credit issued by the Bank for the Company in connection with importing property in the ordinary course of business.

         "DESIGNATED ACCOUNT" is used as defined in Section 3.01(a) of this Agreement.

         "DOCUMENTARY LETTER OF CREDIT" is used as defined in Section 2.03(a) of this Agreement, and when used in the plural form, means all of the Documentary Letters of Credit or any combination of them as the context requires.

         "DOCUMENTARY LETTER OF CREDIT EXPOSURE" means, as of the date such amount is to be determined, the sum of:

                  (a) the aggregate face amounts of all Documentary Letters of Credit that have not expired by their terms or have not been surrendered by the beneficiary prior to the expiration thereof (including the face amounts of any Documentary Letters of Credit that have expired by their terms but have not been surrendered by the beneficiary and as to which the beneficiary asserts a right to present and/or have honored Drafts); LESS any portion of such face amounts that has been exhausted by the payment or acceptance of Drafts thereunder or otherwise; PLUS

                  (b) the total dollar amount of (1) the amount of all Drafts under Documentary Letters of Credit which have been honored by the Bank or which the Bank has otherwise been required to pay but with respect to which the Bank has not yet received reimbursement from the Company, including without limitation, the principal amounts of all outstanding Documentary Letter of Credit Loans, and (2) the amount of all Drafts under Documentary Letters of Credit which have been presented to the Bank but not honored by the Bank, which the Bank (in its sole discretion) determines it may yet honor or be required to honor or the amount of which it may otherwise be required to pay.

         "DOCUMENTARY LETTER OF CREDIT LOAN" has the meaning ascribed to such term in Section 2.03(d) of this Agreement.

         "DRAFT" shall mean a drawing or other demand (or presentment of documents) for payment under a Documentary Letter of Credit.

         "DRAWING" means an Interest Drawing, a Principal Drawing or a Remarketing Drawing as the context requires, and when used in the plural form, means all or any combination of them as the context requires.

         "EBITDA" means for any fiscal period of the Company, Net Income for such period (minus or plus, to the extent included in the determination of such Net Income, any gain or loss (i) which must be treated as an extraordinary item under GAAP or (ii) realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business), PLUS (without duplication and only to the extent deducted in determining such Net Income and all as determined in accordance with GAAP), the sum of (a) Interest of the Company and its Subsidiaries, (b) federal, state, and local income tax expense, (c) depreciation and amortization expense, and (d) the restructuring charge in the amount of $775,000.00 taken by the Company with respect to the shutdown of the Company's Dolly Madison product line; and MINUS (without duplication and only to the extent included in determining such Net Income and all as determined in accordance with GAAP) the amount of any reversal of or addback to income of the Company of any part of the restructuring charge taken by the Company with respect to the shutdown of the Company's Dolly Madison product line.

         "ELIGIBLE ACCOUNTS" means, at any date a determination thereof is to be made, all outstanding accounts receivable of the Company for which the Company shall have furnished to the Bank information adequate for purposes of identification at times and in form and substance as may be reasonably requested by the Bank; provided, however, that an account receivable shall not constitute an Eligible Account if it: (a) remains unpaid sixty (60) days after the original due date for its payment stated on the applicable invoice; (b) is an account receivable with respect to which the account receivable debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee or who is no longer conducting its customary business, except and to the extent the Bank otherwise agrees in writing; (c) is an account receivable which is not invoiced (and dated as of the date of such invoice) and sent to the account receivable debtor within the ordinary course of the business of the Company and in accordance with customary billing practices after delivery of the underlying goods to, or performance of the underlying services for, the accounts receivable debtor; (d) is an account receivable arising with respect to goods which have not been shipped or arising with respect to services which have not been fully performed; (e) is an account receivable with respect to which the account receivable debtor's obligation to pay the account receivable is conditional upon the account receivable debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; (f) is an account receivable in which the Bank does not have a first priority, perfected security interest; (g) is an account receivable due from any Subsidiary or Affiliate of the Company or which is due solely from an accounts receivable debtor which is a United States federal governmental entity or agency, except and to the extent the Bank otherwise agrees in writing; or (h) is an account receivable evidenced by an instrument (as defined in Article 9 of the Indiana

         Uniform Commercial Code) not in the possession of the Bank. Accounts receivable which are otherwise Eligible Accounts and which are owed for goods used in showrooms or displays and for which extended payment terms (i.e., payment terms which are longer than customarily extended for the purchase in the ordinary course of business of inventory from the Company on account) were given to the account receivable debtors by the Company may be included as Eligible Accounts only to the extent that the aggregate sum of all such accounts receivable do not exceed $750,000. At any time more than Twenty-Five Percent (25%) of the aggregate amount of accounts receivable due from an accounts receivable debtor remain unpaid more than sixty (60) days after the date(s) due as stated on the original invoice(s) evidencing such accounts receivable, then no accounts receivable due the Company from that accounts receivable debtor shall constitute an Eligible Account. Further, to the extent that an Eligible Account is subject to any set-off, offset, credit or other reduction right held by the account receivable debtor, then for purposes of determining the Borrowing Base the amount of such Eligible Account shall be reduced by the sum of all such offsets, credits and reductions.

         "ELIGIBLE FINISHED GOODS INVENTORY VALUE" means, at any date a determination thereof is to be made, an amount equal to the aggregate book value of the Company's finished goods inventory (all as determined and classified in accordance with GAAP), but excluding all such inventory: (a) held by a third party on consignment or subject to any repurchase option or arrangement or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; or (b) which do not comply with any of the following requirements:

                  (i) It is in good and merchantable condition for sale to an end user and is readily marketable by the Company in the ordinary course of the Company's business;

                  (ii) It conforms in all material respects to all applicable specifications, standards and requirements; and

                  (iii) It complies with or exceeds all standards, mandates and requirements of Governmental Authority with which it must be in compliance for it to be lawfully sold to an end user in the United States of America.

         "ELIGIBLE FUNDS" is used as defined in the 1993 Trust Indenture or the 1994 Refunding Trust Indenture, as the context requires.

         "ELIGIBLE MISCELLANEOUS INVENTORY VALUE" means, at any date a determination thereof is to be made, an amount equal to the book value (as determined and classified in accordance with GAAP) of the Company's raw material inventory, including furniture hardware which is not yet part of work in process or finished goods, but excluding all lumber (cut or uncut), board stock, timber, logs and other wood.

         "ELIGIBLE WOOD STOCK INVENTORY VALUE" means, at any date a determination thereof is to be made, an amount equal to the aggregate book value of the Company's inventory of timber, logs, rough cut lumber and full-board stock (all as determined and classified in accordance with GAAP) and that is readily marketable in established wood markets in its existing condition, but excluding all such lumber and board stock which is not in standard market dimensions.

         "ENVIRONMENTAL LAWS" means all federal, state and local laws and implementing regulations, now or hereafter effective during the term of this Agreement, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Such laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 ET SEQ.; (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ., including the statutes regulating underground storage tanks, 42 U.S.C. 6991-6991h; (c) the Clean Air Act, as amended, 42 U.S.C. 7401 ET seq.; (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ., including the statute regulating the National Pollutant Discharge Elimination System, 33 U.S.C. Section 1342; and (e) Indiana Code, Title 13 Environment, as amended.

         "ENVIRONMENTAL REPORTS" means each of the environmental reports previously furnished to the Bank pursuant to Section 6.b(iii), Section 6.d(iii) or Section 6.e(iii) of the Original Agreement, or pursuant to
         Section 7.01(e)(2) and SCHEDULE 2 of this Agreement, as the context requires, and when used in the plural form refers to all of the Environmental Reports or any combination of them as the context requires.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" means any of the events described in Section 8.01 of this Agreement.

         "FINANCIAL STATEMENTS" includes, but is not limited to, balance sheets, profit and loss statements, and cash flow statements, prepared in accordance with GAAP.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to the Company and its Subsidiaries on a consolidated basis for any fiscal period, the ratio of EBITDA for such period to Fixed Charges for such period.

         "FIXED CHARGES" means, with respect to the Company for any fiscal period, the sum of interest which was due and payable by the Company and its Subsidiaries in cash during such period, plus Cash Capital Expenditures made by the Company and its Subsidiaries during such period, plus scheduled principal payments of Debt of the Company and each of its Subsidiaries which were due and payable in cash during such period (excluding any Cash Flow Recapture Payments), plus taxes of the Company and its Subsidiaries which were due during such period (excepting $350,000 of taxes paid during the Company's fiscal quarter ended May 30, 2001), plus dividends that were paid to the shareholders of the Company in cash during such period, plus, to the extent paid in cash during such period, expenses related to the shutdown of the Company's Dolly Madison product line and included in the aggregate $775,000.00 restructuring charge taken by the Company in fiscal year 2001 with respect to such product line shutdown.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the Closing Date) and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Agreement, to the extent applicable, all computations and determinations as to accounting or financial matters and all Financial Statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and, to the extent applicable, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

         "GOVERNMENT ACTS" has the meaning ascribed to such term in Section 2.03(e) of this Agreement.

         "GOVERNMENTAL AUTHORITY" means, collectively, the federal government of the United States, the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgments are enforceable by or within the territory of any of the foregoing.

         "GUARANTOR" means DMI Management, Inc., a Kentucky  corporation.

         "GUARANTY" means the Amended and Restated Guaranty Agreement, dated as of the Closing Date, executed by Guarantor in favor of the Bank, in form and substance the same as Exhibit H of this Agreement as the same hereafter may be amended, modified, supplemented, affirmed, reaffirmed and/or restated from time to time and at any time.

         "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance regulated by any Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

         "INTEREST" means for any period and for any Person, the interest expense of such Person for that period, determined in accordance with GAAP.

         "INTEREST DRAWING" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "INTEREST PAYMENT DATE" is used as defined in the 1993 Trust Indenture or the 1994 Refunding Trust Indenture, as the context requires.

         "INTEREST PERIOD" means, with respect to any LIBOR Advance, the one (1) month, two (2) month, three (3) month or six (6) month period selected by the Company as provided in this Agreement and commencing on that day designated by the Company in its written notice to the Bank making such selection (so long as such day is not less than three Banking Days after the date of such notice). Each Interest Period for a LIBOR Advance that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month. Each Interest Period for a LIBOR Advance which would otherwise end on a day which is not a Banking Day shall end on the immediately succeeding Banking Day (unless such immediately succeeding Banking Day is in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day).

         "INTERIM FINANCIAL STATEMENTS" means the interim financial statements furnished to the Bank pursuant to Section 6.01(b) of this Agreement for each successive 4-week or 5-week period comprising a fiscal month of the Company, and, when used in reference to a fiscal quarter or a period of fiscal quarters of the Company, means all of the Interim Financial Statements for each of the 4-week and 5-week periods comprising such fiscal quarter or period of fiscal quarters.

         "LETTER OF CREDIT" means any of the Credit Enhancement Letters of Credit or any of the Documentary Letters of Credit as the context requires, and when used in the plural form, means all of the Letters of Credit or any combination of them as the context requires.

         "LIBOR ADVANCE" means the principal amount of any Loan or Advance as to which a LIBOR-based Rate is elected by the Company pursuant to this Agreement.

         "LIBOR RATE" means, with respect to a LIBOR Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Banking Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to Bank for any reason, the applicable LIBOR Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Banking Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to Bank, the applicable LIBOR Rate for the relevant Interest Period shall instead be the rate determined by Bank to be the rate at which Bank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Banking Days prior to the first day of such Interest Period, in the approximate amount of Bank's relevant LIBOR Advance and having a maturity equal to such Interest Period.

         "LIBOR-BASED RATE" means a variable rate at which interest may accrue on all or a portion of any of the Loans under the terms of this Agreement, which rate is determined by reference to the LIBOR Rate.

         "LIEN" and "LIEN" each means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of accounts with recourse against the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by third party of property leased to the Person under a lease which is not in the nature of a conditional sale or title retention agreement, and any subordination arrangement in favor of another Person).

         "LOAN" means the Revolving Loan, the DLC Facility, the Term Loan, any Remarketing Reimbursement Loan-1993 Bonds, any Remarketing Reimbursement Loan-1994 Refunding Bonds, or any of the Documentary Letter of Credit Loans, as the context requires, and when used in the plural form refers to all of the Loans or any combination of them, as the context requires.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Note, the DLC Note, the Term Note, the Security Agreement, the Mortgages, the Mortgage Amendments, the Guaranty, the Reimbursement Agreements, all other instruments, agreements and documents executed and delivered or to be delivered by the Company pursuant to or by virtue of this Agreement and any and all interest hedging agreements which at any time from and after the Closing Date may be made between the Company and the Bank, as each may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

         "MAXIMUM AVAILABILITY" means, as of any date of determination, the lesser of: (a) one of the following amounts, as applicable: (i) from and after the Closing Date to and including January 30, 2002, $23,000,000; (ii) from and after January 31, 2002 to and including July 30, 2002, $19,000,000; and (iii) from and after July 31, 2002 until the Scheduled Revolving Loan Maturity Date, $23,000,000; and (b) the Borrowing Base, minus the Documentary Letter of Credit Exposure.

         "MAXIMUM AVAILABLE CREDIT" means the sum of (i) the 1993 Maximum Available Credit, plus (ii) the 1994 Maximum Available Credit.

         "MAXIMUM DLC AVAILABILITY" means, as of any date of determination, the lesser of (a) $2,500,000, or (b) the Borrowing Base, minus the outstanding principal balance of the Revolving Loan.

         "MORTGAGE" means the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse, the 1993 Huntingburg Mortgage-Mfg., and the 1997 Project Mortgage, as the context requires, and when used in the plural form, means all of the Mortgages or any combination of them as the context requires.

         "MORTGAGE AMENDMENTS" has the meaning ascribed to such term in Section 5.01(b) of this Agreement.

         "NET INCOME" means, for any fiscal period, the net income of the Company and its Subsidiaries determined on a consolidated basis for such period in accordance with GAAP.

         "NOTE" means the Revolving Note, the DLC Note, the Term Note, any Remarketing Reimbursement Note-1993 Bonds, or any Remarketing Reimbursement Note-1994 Refunding Bonds, as the context requires, and when used in the plural form refers to all of the Notes or any combination of them, as the context requires.

         "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed of the Company to the Bank or to BANC ONE CORPORATION, or to any of their respective subsidiaries, affiliates or successors (collectively, the "Bank One Obligees") arising under, by virtue of or pursuant to any of this Agreement, the Notes, the Reimbursement Agreements, any of the other Loan Documents, or otherwise, or in connection with any one or more Rate Management Transactions, together with all costs, expenses and reasonable attorneys' fees (including the reasonable allocated costs of staff counsel) incurred by each of the Bank One Obligees (including specifically the Bank) in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by any of the Bank One Obligees owed to some other Person.

         "OFFICER'S CERTIFICATE" means a certificate in the form included as a part of EXHIBIT "B " attached hereto signed by the President or Chief Financial Officer of the Company, confirming that all of the representations and warranties contained in Section 4.01 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that: (i) the representation contained in Section 4.01(d) of this Agreement shall be construed so as to refer to the latest Financial Statements which have been furnished to the Bank as of the date of any such certificate,

         (ii) the representations contained in Section 4.01(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, whether now owned or hereafter acquired, (iii) the representation contained in Section 4.01(l) of this Agreement shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing. The Officer's Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Officer's Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Company to correct it.

         "ORIGINAL AGREEMENT" has the meaning ascribed to such term in the Recitals to this Agreement.

         "PERMITTED LIENS" means those liens, encumbrances and security interests described in Sections 6.02(b)(1) through (8) of this Agreement.

         "PERSON" shall mean an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" means an employee pension benefit plan as defined in ERISA.

         "PLEDGED BONDS" is used as defined in Section 5.01(h).

         "PREPAYMENT PREMIUM" means the excess, if any, as determined by the Bank of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at a LIBOR-based Rate but for prepayment over (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "REINVESTMENT RATE") which the Bank then estimates it would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Bank) to that which is then presented by the Loan for a period approximately equal to the balance of the period during which interest would accrue on the portion of the Loan prepaid at a LIBOR-based Rate, but for prepayment. The discount rate used by the Bank in determining such present values shall be the Reinvestment Rate.

         "PRIME-BASED RATE" means any variable rate at which interest may accrue on all or a portion of any of the Loans under the terms of this Agreement, which rate is determined by reference to the Prime Rate.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PRINCIPAL DRAWING" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Company and Bank or BANC ONE CORPORATION, or any of its subsidiaries or affiliates or their respective successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "RATIO OF TOTAL FUNDED DEBT TO EBITDA" means, with respect to any period, the ratio of Total Funded Debt at the close of that period to EBITDA for that period. For purposes of determining the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, the Applicable Spread, the Ratio of Total Funded Debt to EBITDA shall be determined, on a rolling four quarter basis, as of the close of each fiscal quarter of the Company ending after the Closing Date on the basis of the Interim Financial Statements for such fiscal quarter and the most recent three preceding fiscal quarters of the Company (a "Quarterly Adjustment"). No Quarterly Adjustment shall be effective as to any LIBOR-based Rate until the expiration of the period of time for which such LIBOR-based Rate shall have been selected by the Company. The Ratio of Total Funded Debt to EBITDA shall be adjusted on the last Banking Day of the calendar month in which the Bank receives the most recent Interim Financial Statements upon which such adjustment is based. Notwithstanding the foregoing, in the event that the Company fails to deliver any Interim Financial Statements when due as required by this Agreement and fails to cure such default within ten (10) days after notice of such default to the Company by the Bank, then the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, and Applicable Spread shall be adjusted (without further notice by the Bank) to the largest number shown in the table applicable to such definition from such due date until the first interest payment date which follows such delivery to the Bank of such Interim Financial Statements. It is noted that the tables shown in the definitions of the terms Applicable Credit Enhancement Letter of Commission Rate, Applicable Documentary Letter of Credit Commission Rate, Applicable Unused Commitment Fee Percentage, Applicable Spread may provide for a

         Ratio of Total Funded Debt to EBITDA greater than that which will be permissible under the terms of Section 6.01(g)(3) . For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Company of the covenant stated in Section 6.01(g)(3), notwithstanding those tables.

         "REAL ESTATE" means the 1992 Huntingburg Real Estate, the 1993 Huntingburg Real Estate-Warehouse, the 1993 Huntingburg Real Estate-Mfg., and the 1997 Project Real Estate, or all or any combination of them, as the context requires.

         "REIMBURSEMENT AGREEMENTS" means, collectively, the Commercial LC Master Reimbursement Agreements and the Standby LC Reimbursement Agreements, and the term "REIMBURSEMENT AGREEMENT" means any of the Reimbursement Agreements.

         "REINVESTMENT RATE" has the meaning ascribed to such term in the text of the definition of "Prepayment Premium" in this Section.

         "REMAINING AVAILABILITY" means, at any time a determination thereof is to be made, that amount which results by subtracting from the Maximum Availability the principal balance of the Revolving Loan outstanding at such time.

         "REMARKETING AGENT" is used (i) in reference to the 1993 Bonds, as such term is defined in the 1993 Trust Indenture, and (ii) in reference to the 1994 Refunding Bonds, as such term is defined in the 1994 Refunding Trust Indenture.

         "REMARKETING DRAWING" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

         "REMARKETING REIMBURSEMENT LOAN-1993 BONDS" is used as defined in
         Section 3.01(a)(3) of this Agreement.

         "REMARKETING REIMBURSEMENT LOAN-1994 REFUNDING BONDS" is used as defined in Section 3.01(b)(3) of this Agreement.

         "REMARKETING REIMBURSEMENT NOTE-1993 BONDS" is used as defined in
         Section 3.01(a)(3) of this Agreement.

         "REMARKETING REIMBURSEMENT NOTE-1994 REFUNDING BONDS" is used as defined in Section 3.01(b)(3) of this Agreement.

         "REVOLVING LOAN" has the meaning ascribed to such term in Section 2.02(a) of this Agreement.

         "REVOLVING LOAN COMMITMENT" means the agreement of the Bank pursuant to this Agreement to extend the Revolving Loan to the Company.

         "REVOLVING LOAN MATURITY DATE" means the earlier of (i) the Scheduled Revolving Loan Maturity Date, and (ii) that date upon which the Bank accelerates payment of the Revolving Loan in accordance with Section
         8.02 of this Agreement.

         "REVOLVING NOTE" has the meaning ascribed to such term in Section 2.02(b) of this Agreement.

         "SCHEDULE OF EXCEPTIONS" means the schedule of exceptions attached hereto and made a part hereof for all purposes as EXHIBIT "C".

         "SCHEDULED DLC FACILITY MATURITY DATE" means December 31, 2002, or such subsequent date to which the Scheduled DLC Facility Maturity Date may be extended by the Bank pursuant to the terms of Section 2.03(g) of this Agreement.

         "SCHEDULED REVOLVING LOAN MATURITY DATE" means December 31, 2002, or such subsequent date to which the Revolving Loan Commitment may be extended by the Bank pursuant to the terms of Section 2.02(d) of this Agreement.

         "SCHEDULED TERM LOAN MATURITY DATE" means September 30, 2006.

         "SECURITY AGREEMENT" means the Amended and Restated Security Agreement, dated as of the Closing Date, executed by the Company and delivered to the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

         "STANDBY LC REIMBURSEMENT AGREEMENT" has the meaning ascribed to such term in Section 2.03(a) of this Agreement, and when used in the plural form refers to all of the Standby LC Reimbursement Agreements, or any combination of them, as the context requires.

         "SUBSIDIARY" means any corporation, partnership, joint venture or other business entity over which the Company exercises control, provided that it shall be conclusively presumed that the Company exercises control over any such entity 51% or more of the equity interest in which is owned by the Company, directly or indirectly.

         "TANGIBLE NET WORTH" means the shareholders' equity of the Company, less any allowance for goodwill, patents, trademarks, trade secrets, and any other assets which would be classified as intangible assets under GAAP, and less the Company's deferred tax asset arising from the recognition of its net operating loss carry forward, and less the portion of "other comprehensive income" (determined in accordance with GAAP and being either a positive or negative amount) which relates to interest rate swaps and minimum pension liabilities and which directly affects the equity section of the balance sheet without being reflected in the income statement.

         "TERM LOAN" has the meaning ascribed to such term in Section 2.04(a) of this Agreement.

         "TERM LOAN ADVANCE" has the meaning ascribed to such term in Section 2.04(a).

         "TERM LOAN MATURITY DATE" means the earlier of (i) the Scheduled Term Loan Maturity Date, and (ii) that date upon which the Bank accelerates payment of the Term Loan in accordance with Section 8.02 of this Agreement.

         "TERM NOTE" has the meaning ascribed to such term in Section 2.04(b) of this Agreement.

         "TOTAL FUNDED DEBT" means, as of any date a determination thereof is made, all interest-bearing Debt.

         "TOTAL LIABILITIES" means with respect to a Person, as of any date of determination thereof, all items (except items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which, in accordance with GAAP, would be included in determining total indebtedness as shown on the balance sheet of such Person.

         "TOWN" means the Town of Ferdinand (Dubois County), Indiana.

         "TRUST INDENTURE" means the 1993 Trust Indenture or the 1994 Refunding Trust Indenture and, when used in the plural form, refers to both of the Trust Indentures.

         "TRUSTEE" means the 1993 Trustee or the 1994 Refunding Trustee and, when used in the plural form, refers to both of the Trustees.

         "UNMATURED EVENT OF DEFAULT" means any event specified in Section 8.01 of this Agreement, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

         "1992 HUNTINGBURG MORTGAGE" means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated December 4, 1992, and recorded on December 7, 1992, as Document No. 168207 in Mortgage Book 281, Page 97, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing effective as of November 12, 1993, and recorded on November 12, 1993, as Document No. 174844, in Mortgage Book 304, Page 390, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filling dated June 9, 1994, and recorded on June 13, 1994, as Document No. 178773 in Mortgage book 318, Page 25, and by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 11, 1994, recorded on October 28, 1994, as Document No. 181216, in Mortgage Book 325, Page 158, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been or hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1992 HUNTINGBURG REAL ESTATE" means the real estate in Dubois County, Indiana, owned by the Company, which is the subject of the 1992 Huntingburg Mortgage.

         "1993 BOND DOCUMENTS" means the 1993 Bonds, the 1993 Trust Indenture, the 1993 Loan Agreement and any other documents or agreement executed by the Company as an incident to the issuance of the 1993 Bonds other than the Loan Documents, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 BONDS" means the $3,420,000 in original principal amount of City of Huntingburg, Indiana, Adjustable Rate Economic Development Revenue Bonds, (DMI Furniture, Inc. Project) Series 1993 issued by the City pursuant to the 1993 Trust Indenture, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 DIRECT-PAY LETTER OF CREDIT" is used as defined in Section 3.01(a) of this Agreement.

         "1993 LOAN AGREEMENT" means the Loan Agreement dated as of October 1, 1993, between the Company and the City as an incident to the issuance of the 1993 Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 MATURITY DATE" means October 1, 2003.

         "1993 MAXIMUM AVAILABLE CREDIT" meant initially the sum of $3,462,750.00, and thereafter shall mean the maximum amount available to be drawn by the 1993 Trustee under the 1993 Direct-Pay Letter of Credit for payment of principal and interest due on the 1993 Bonds, whether such payments become due as scheduled, upon mandatory or optional redemption of the 1993 Bonds, or on account of acceleration of the 1993 Bonds following the occurrence of an "Event of Default" as defined in the 1993 Trust Indenture.

         "1993 TRUST INDENTURE" means the Trust Indenture entered into by the City and the 1993 Trustee dated as of October 1, 1993 pursuant to which the City issued the 1993 Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 TRUSTEE" means PNC Bank, Indiana, Inc., in its capacity as Trustee under the 1993 Trust Indenture, or any successor Trustee under the 1993 Trust Indenture.

         "1993 HUNTINGBURG MORTGAGE-WAREHOUSE" means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated November 10, 1993, and recorded on November 12, 1993, as Document No. 17845, in Mortgage book 304, Page 393, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated June 9, 1994, and recorded on June 14, 1994, as Document No.

         178806, in Mortgage Book 318, Page 108, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 10, 1994, recorded on October 28, 1994, as Document No. 181214 in Mortgage Book 325, Page 152, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 HUNTINGBURG MORTGAGE-MFG." means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated December 15, 1993, and recorded on December 16, 1993, as Document No. 175583 in Mortgage Book 307, Page 154, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated June 9, 1994, and recorded on June 14, 1994, as Document No. 178807, in Mortgage book 318, Page 111, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 11, 1994, recorded on October 28, 1994, as Document No. 181215, in Mortgage Book 325, Page 155, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1993 HUNTINGBURG REAL ESTATE-WAREHOUSE" means the real estate in Dubois County, Indiana, owned by the Company, on which the Company constructed warehouse facilities with proceeds of the 1993 Bonds, which is the subject of the 1993 Huntingburg Mortgage-Warehouse.

         "1993 HUNTINGBURG REAL ESTATE-MFG." means the real estate in Dubois County, Indiana, owned by the Company, on which manufacturing operations of the Company are conducted, which is the subject of the 1993 Huntingburg Mortgage-Mfg.

         "1994 MATURITY DATE" means June 1, 2004.

         "1994 REFUNDING BOND DOCUMENTS" means the 1994 Refunding Bonds, the 1994 Refunding Trust Indenture, the 1994 Refunding Loan Agreement and any other document or agreement executed by the Company as an incident to the issuance of the 1994 Refunding Bonds other than the Loan Documents, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 REFUNDING BONDS" means the $2,940,000 in original principal amount of City of Huntingburg, Indiana, Adjustable Rate Economic Development Revenue Refunding Bonds, (DMI Furniture, Inc. Project) Series 1994, issued by the City pursuant to the 1994 Refunding Trust Indenture, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 REFUNDING LOAN AGREEMENT" means the Loan Agreement dated as of June 1, 1994, between the Company and the City as an incident to the issuance of the 1994 Refunding

         Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 REFUNDING DIRECT-PAY LETTER OF CREDIT" is used as defined in
         Section 3.04(b) of this Agreement.

         "1994 REFUNDING MAXIMUM AVAILABLE CREDIT" means initially the sum of $2,976,750, and thereafter shall mean the maximum amount available to be drawn by the 1994 Refunding Trustee under the 1994 Refunding Direct-Pay Letter of Credit for principal and interest due on account of the 1994 Refunding Bonds upon (i) mandatory or optional redemption of the 1994 Refunding Bonds, or (ii) on account of acceleration of the 1994 Refunding Bonds following the occurrence of an "Event of Default" as defined in the 1994 Refunding Trust Indenture.

         "1994 REFUNDING TRUST INDENTURE" means the Trust Indenture entered into between the City and the 1994 Refunding Trustee dated as of June 1, 1994, pursuant to which the City is issuing the 1994 Refunding Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1994 REFUNDING TRUSTEE" means PNC Bank, Indiana, Inc., in its capacity as Trustee under the 1994 Refunding Trust Indenture, or any successor Trustee under the 1994 Refunding Trust Indenture.

         "1997 PROJECT MORTGAGE" means the Mortgage, Security Agreement and Assignment of Leases and Rents dated as of the Closing Date, executed by the Company and delivered to the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

         "1997 PROJECT REAL ESTATE" means the real estate in Dubois County, Indiana, owned by the Company, and which is more particularly described on EXHIBIT "I" to this Agreement


                                   ARTICLE II
                                   ----------
                                    THE LOANS

         SECTION 2.01. GENERAL STATEMENT. Subject to and in accordance with the terms of this Agreement, and in reliance upon the representations, warranties, covenants and agreements of the Company made in this Agreement and the other Loan Documents, the Bank will make the Loans and issue the Documentary Letters of Credit described in this Article II.

         SECTION 2.02.  THE REVOLVING LOAN.

         (a) THE REVOLVING LOAN COMMITMENT -- USE OF PROCEEDS. The Bank agrees to make Advances to the Company on a revolving basis (collectively, the "REVOLVING LOAN") from time to time from and after the Closing Date until the Revolving Loan Maturity Date, in an amount not exceeding in the aggregate at any time outstanding the Maximum Availability, provided that all of the conditions of lending stated in Section
7.01 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each such Advance.

         Proceeds of the Revolving Loan from and after the Closing Date may be used by the Company only to fund working capital requirements.

         The Revolving Loan under this Agreement is a continuation, on amended terms, of the "Revolving Loan" extended to the Company by the Bank under the Original Agreement (the "PRIOR REVOLVING LOAN") and the Company affirms, acknowledges and agrees that the principal balance of the Prior Revolving Loan as of the Closing Date is $17,200,337.71, and that, accordingly, the initial unpaid principal balance of the Revolving Loan on the Closing Date is also such amount. All outstanding advances of the Prior Revolving Loan shall constitute Advances of the Revolving Loan under this Agreement. All interest which is accrued and unpaid on the Prior Revolving Loan shall be due and payable on the Closing Date.

         (b) METHOD OF BORROWING. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note executed by the Company to the Bank in substantially the form and substance of EXHIBIT "D" attached hereto (as the same may be amended, modified, supplemented, and/or restated from time to time and at any time, the "Revolving Note"). The Revolving Note amends, and as so amended, restates and replaces the promissory note executed and delivered by the Company to the Bank pursuant to the Original Credit Agreement to evidence the Prior Revolving Loan. So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Company may borrow, repay (subject to the requirements of Section 2.06 of this Agreement) under the Revolving Note on any Banking Day, provided that the Company shall not be entitled to receive and the Bank shall not be obligated to make any Advance under the Revolving Loan: (i) if the making of such Advance would cause or result in an Event of Default or an Unmatured Event of Default; or (ii) if after making such Advance the principal balance of the Revolving Loan would exceed the Maximum Availability.

         Whenever the Company desires the Bank to make an Advance, the Company shall give the Bank telecopy or telephonic notice not later than 2:00 P.M., Indianapolis time, prior to each Advance, which notice shall specify the amount, the date of the Advance, and whether the Advance is to bear interest at the Prime-based Rate or a LIBOR-based Rate, and if it is to bear interest at a LIBOR-based Rate, the Interest Period. Each Advance Request shall be irrevocable. The Company shall be entitled to request no more than one Advance to be made on any Banking Day. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of an Application for an Advance and an Officer's Certificate, provided that the Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telecopy or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "INFORMAL REQUESTS"). In so doing, the Bank may rely on any informal request which shall have been received by it in good faith from a Person reasonably believed to be an

Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application for an Advance and Officer's Certificate if the Bank so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance, that the requested Advance would not exceed the Remaining Availability, and that the making of the requested Advance would not cause the principal balance of the Revolving Loan to exceed the Maximum Availability. All borrowings and reborrowings and all repayments shall be in amounts of not less than Fifty Thousand Dollars ($50,000), except for repayment of the entire principal balance of the Revolving Loan and except for special prepayments of principal required under the terms of Section 2.06 of this Agreement. Upon receipt of an Application for an Advance, or at the Bank's discretion upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in Section 7.01 of this Agreement applicable to the Revolving Loan, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

         (c) INTEREST ON THE REVOLVING LOAN. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until the Revolving Loan Maturity Date at a rate per annum equal to the Prime Rate, plus the Applicable Spread, except that at the option of the Company, exercised from time to time as provided in this Agreement, interest may accrue prior to maturity on any Advance or on the entire outstanding balance of the Revolving Loan as to which no LIBOR-based Rate previously elected remains in effect, at the LIBOR Rate (for an Interest Period selected by the Company as provided in this Agreement), plus the Applicable Spread, provided that an election of a LIBOR-based Rate for an Interest Period extending beyond the Scheduled Revolving Loan Maturity Date shall be permitted only at the discretion of the Bank. From and after the Revolving Loan Maturity Date, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum, except that as to any portion of the Revolving Loan for which the Company may have elected a LIBOR-based Rate for an Interest Period that has not expired at the Revolving Loan Maturity Date, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum or the LIBOR-based Rate then in effect, plus the Applicable Spread, plus Two Percent (2%) per annum. Each change in the rate of interest to be charged with reference to a Prime-based Rate shall become effective on the date of each change in the Prime Rate. Each change in the rate of interest to be charged with reference to a LIBOR-based Rate shall become effective without notice on the commencement of each Interest Period based on the LIBOR Rate for that Interest Period then in effect. With respect to that portion of the Revolving Loan, if any, which bears interest at the Prime-based Rate, accrued interest shall be due and payable monthly on the last Banking Day of each month until the Revolving Loan Maturity Date. With respect to those portions of the Revolving Loan that bear interest at a LIBOR-based Rate, accrued interest shall be due and payable on the last day of each Interest Period (except that if the Interest Period is six months, the accrued interest shall be due on the 90th day of such Interest Period and then on the last day of such Interest Period) until the Maturity Date. On the Revolving Loan Maturity Date, the entire unpaid principal balance of the Revolving Loan and Revolving Note and all unpaid, accrued interest thereon, shall be due and payable in full without demand. After the Revolving Loan Maturity Date, interest which accrues on the Revolving Loan shall be payable as accrued and without demand.

         (d) EXTENSIONS OF SCHEDULED REVOLVING LOAN MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Scheduled Revolving Loan Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension, the date to which the Scheduled Revolving Loan Maturity Date is then extended will become the "Scheduled Revolving Loan Maturity Date" for purposes of this Agreement.

         (e) UNUSED COMMITMENT FEE. In addition to interest on the Revolving Loan, the Company shall pay to the Bank an unused commitment fee for each partial or full fiscal quarter during which the Revolving Loan Commitment is outstanding (beginning with its fiscal quarter beginning September 1, 2001) equal to the Applicable Unused Commitment Fee Percentage in effect at the close of such partial or full fiscal quarter TIMES the daily average "Unused Revolving Loan Commitment" (as defined in the following sentence) for such partial or full fiscal quarter multiplied by a fraction, the numerator of which shall be the number of calendar days in such partial or full fiscal quarter and the denominator of which is 360. As used herein, the term "UNUSED REVOLVING LOAN COMMITMENT" means, as of the close of each calendar day for which a determination thereof is to be made, the positive difference, if any, which results from subtracting from the Maximum Availability the outstanding principal balance of the Revolving Loan at the close of such calendar day. Unused commitment fees for each fiscal quarter shall be due and payable within ten (10) days following the Bank's submission, following the close of such quarter, of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority, notice or demand.

         SECTION 2.03.     DOCUMENTARY LETTER OF CREDIT FACILITY.

         (a) DOCUMENTARY LETTERS OF CREDIT -- GENERAL. The Bank agrees, subject to the terms and conditions of this Agreement, to make available a letter of credit facility (the "DLC FACILITY") under which the Bank will issue upon the application of the Company and for the account of the Company documentary commercial and standby letters of credit for general business purposes (each, for purposes of this Agreement, referred to herein as a "DOCUMENTARY LETTER OF CREDIT"), from time to time after the Closing Date until the DLC Facility Maturity Date in an amount not exceeding in the aggregate at any time outstanding the Maximum DLC Availability, PROVIDED THAT:

                  (1) The Company shall not request and the Bank shall have no obligation to issue any Documentary Letter of Credit: (i) at any time any Event of Default or Unmatured Event Default shall have occurred and be continuing; (ii) at any time after the DLC Facility Maturity Date;
         (iii) if, after giving effect to such issuance, the aggregate Documentary Letter of Credit Exposure would exceed the Maximum DLC Availability;

         or (iv) if, after giving effect to such issuance, the sum of the aggregate Documentary Letter of Credit Exposure and the outstanding principal balance of all Advances of the Revolving Loan would exceed the Borrowing Base.

                  (2) The Bank in no event shall be obligated to issue any Documentary Letter of Credit: (i) having an expiration date beyond the Scheduled DLC Facility Maturity Date; or (ii) if the issuance of such Documentary Letter of Credit on the terms requested would be contrary to, or in violation of the policies of the Bank or any requirement of applicable law;

                  (3) The form of the requested Documentary Letter of Credit shall be satisfactory to the Bank in the reasonable exercise of the Bank's discretion; and

                  (4) (i) With respect to a commercial Documentary Letter of Credit, the Bank shall have received from the Company a written or electronically transmitted application for the Documentary Letter of Credit in form and substance satisfactory to the Bank in all respects, duly executed or authorized by an Authorized Officer, pursuant to and in accordance with the terms of the Commercial LC Master Reimbursement Agreement; and (ii) With respect to a standby Documentary Letter of Credit, the Bank shall have received from the Company an application and reimbursement agreement for the Documentary Letter of Credit in form and substance satisfactory to the Bank in all respects, duly executed by an Authorized Officer (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, "STANDBY LC REIMBURSEMENT AGREEMENT").

         The obligation of the Company to repay the DLC Facility shall be evidenced by a promissory note executed by the Company to the Bank in substantially the form and substance of EXHIBIT "E" attached hereto (as the same may be amended, modified, supplemented and/or restated from time to time and at any time, the "DLC NOTE").

         The DLC Facility under this Agreement is a continuation, on amended terms, of the commitment under Section 2.03 of the Original Loan Agreement under which the Bank agreed to issue Documentary Letters of Credit, and the Company affirms, acknowledges, and agrees that the Documentary Letter of Credit Exposure as of the Closing Date is $0, which amount was formerly an obligation of the Company under the Revolving Loan and shall be, from and after the Closing Date, an obligation of the Company under the DLC Facility. Attached to this Agreement as SCHEDULE 1 is a list of Documentary Letters of Credit outstanding as of the Closing Date, each of which constitutes a Documentary Letter of Credit issued by the Bank pursuant to Section 2.03(a) of this Agreement. All applications and reimbursement agreements executed with respect to such existing Documentary Letters of Credit for all purposes shall constitute applications and Reimbursement Agreements executed in accordance with Section 2.03(a)(4) of this Agreement.

         (b) DOCUMENTARY LETTER OF CREDIT PROCEDURES. Whenever the Company desires the issuance of a Documentary Letter of Credit, it shall deliver to the Bank not later than 11:30 a.m.

(Dallas, Texas time) at least three Banking Days (or such shorter period as may be agreed to by the Bank in any particular instance) in advance of the proposed date of issuance an application duly executed or authorized by an Authorized Officer for such Documentary Letter of Credit, which application shall include a precise description of the documents and the verbatim text of any certificate to be presented by the proposed beneficiary with, or as a part of any Draft (and in all events shall be in accordance with the requirements of the Commercial LC Master Reimbursement Agreement if a commercial Documentary Letter of Credit is to be issued) and; provided that the Bank, in its sole judgment, may require changes in the description of any such documents and the text of such certificates; and provided further that, at the discretion of the Bank, each Documentary Letter of Credit shall provide that payment against a conforming Draft is not required to be made thereunder prior to the close of business on the third Banking Day following presentment of such Draft.

         (c) DRAWS UNDER DOCUMENTARY LETTERS OF CREDIT. Upon presentation of a Draft under any Documentary Letter of Credit by the beneficiary thereof, the Bank shall notify the Company of the receipt thereof ("DRAFT NOTICE") not later than one Banking Day prior to the date on which the Bank intends to honor such Draft. The Draft Notice may be given by telephone or telecopy. Failure to give the Draft Notice or to give the Draft Notice in a timely manner shall not in any way affect or limit the payment obligation of the Company hereunder. Upon receipt of the Draft Notice, the Company shall make or cause to be made an irrevocable deposit with the Bank, or provide to the Bank a direction that an Advance be made under the Revolving Loan, not later than 1:00 p.m., Dallas, Texas, time, one (1) Banking Day prior to the day on which the Draft is to be honored, in an amount equal to the full amount which is to be paid under such Draft, in good and collected funds (the "REIMBURSEMENT AMOUNT"), specifying that it is depositing such money for the sole purpose of funding the payment of such Draft.

         In determining whether to honor any Draft, the Bank shall be responsible only to determine that the documents and certificates required to be delivered with such Draft under the appropriate Documentary Letter of Credit have been delivered and that on their faces they are in substantial compliance with the requirements of that Documentary Letter of Credit. In the event of any conflict between the terms of any Reimbursement Agreement and the terms of this Agreement, the terms of this Agreement shall control; and the terms of the Reimbursement Agreement shall not be deemed to be in conflict with the terms of this Agreement solely by reason of the fact that it addresses one or more subject matters that are addressed by this Agreement and contains provisions that are different from those set forth in this Agreement.

         (d) REIMBURSEMENT OBLIGATIONS OF THE COMPANY. The Company hereby agrees to reimburse the Bank, on demand, the amount paid by the Bank to settle its obligations in respect of each Draft under each Documentary Letter of Credit (whether such amount is paid by virtue of the Bank's honor of any Draft or otherwise) to the extent that a Reimbursement Amount is not available to the Bank for that purpose, which reimbursement obligation shall be immediate and automatic, without the necessity of any further act or the execution of any additional document, instrument, or agreement. Any Reimbursement Amount that is not paid in full when due shall be deemed to be and shall constitute a demand loan made to the Company by the Bank on such due date in the principal amount of the unpaid Reimbursement Amount (each such loan being referred to herein as a "DOCUMENTARY LETTER OF CREDIT LOAN", and collectively as "DOCUMENTARY LETTER OF CREDIT LOANS"), which Documentary Letter of Credit Loans shall be evidenced by the DLC Note and shall bear interest, until paid in full, at a per annum rate equal to the Prime Rate, plus the Applicable Spread, plus Two Percent (2%). A demand for payment of each Reimbursement Amount and Documentary Letter of Credit Loan shall be deemed to have been made by the Bank on the date of the corresponding payment by the Bank to settle its obligations under a Draft. Nothing herein is intended to preclude the Company from requesting an Advance under the Revolving Loan to the extent available to pay any Reimbursement Amount.

         The obligation of the Company to reimburse the Bank in respect of drawings made under the Documentary Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and the applicable Reimbursement Agreement (if and to extent the terms of the Reimbursement Agreement do not conflict with this Agreement) under all circumstances, and notwithstanding any of the following circumstances:

                  (1) any lack of validity or enforceability of any Documentary Letter of Credit;

                  (2) the existence of any claim, set-off, defense or other right which the Company may have at any time against a beneficiary or any transferee of any Documentary Letter of Credit or (or any Persons for whom any such transferee may be acting), or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company and the beneficiary of any Documentary Letter of Credit;

                  (3) any draft, demand, certificate or any other document presented under any Documentary Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (4) payment by the Bank under any Documentary Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Documentary Letter of Credit;

                  (5) any other circumstance or happening whatsoever which is similar to any of the foregoing; or

                  (6) the fact that an Event of Default or Unmatured Event of Default shall have occurred and be continuing;

PROVIDED HOWEVER, that the Company shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made or to be made by the Bank under any Documentary Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Bank. Payment of a Draft that does not comply with the terms of the Documentary Letter of Credit against which it is presented shall not in any event be deemed to be wrongful or an act or omission constituting gross negligence or willful misconduct on the part of the Bank if such payment is made at the specific written request of the Company in which the Company waives the non-compliance of the Draft.

         Upon a written request by the Company made in accordance with the terms of Section 9.02 of this Agreement, the Bank will undertake to provide to the Company copies of all instruments and documents constituting a Draft with the Draft Notice, and in the event the Company has any knowledge (however obtained) of any claim of non-compliance with the Company's instructions or with the terms of the Documentary Letter of Credit, or of discrepancies or other irregularities, the Company shall immediately notify the Bank thereof in writing, and the Company shall be deemed to have waived any such claim or defense against the Bank related thereto or arising therefrom unless such notice is given. The Company shall be deemed to have knowledge of any such claim that is apparent on the face of copies of instruments and documents constituting a Draft that are provided to the Company pursuant to the preceding sentence.

         Unless specified to the contrary in the applicable Reimbursement Agreement for a Documentary Letter of Credit, or any amendment to a Documentary Letter of Credit, the Company agrees that the Bank and its correspondents may receive and accept any Draft drawn or presented under such Documentary Letter of Credit or other document otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under such Documentary Letter of Credit to issue such Draft or other document, as complying with the terms of such Documentary Letter of Credit.

         (e) INDEMNITY. The Company agrees to protect, indemnify and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Bank may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of the Documentary Letters of Credit, other than as a result of the negligence or willful misconduct of the Bank, as determined by a court of competent jurisdiction, or (b) the failure of the Bank to honor a drawing under any Documentary Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority (all such acts or omissions herein called "GOVERNMENT ACTS").

         As between the Company, on the one hand, and the Bank, on the other, the Company assume all risks of the acts and omissions of, or misuse of the Documentary Letters of Credit by the respective beneficiaries of such Documentary Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible and shall have no liability (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Documentary Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Documentary Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any such Documentary Letter of Credit to comply fully with the terms and conditions of the agreement pursuant to which the Documentary Letter of Credit was procured and pursuant to which the beneficiary is entitled to draw upon such Documentary Letter of Credit; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a Draft under any such Documentary Letter of Credit or of the proceeds thereof; (g) for the misapplication by the beneficiary of any such Documentary Letter of Credit of the proceeds of any Draft under such Documentary Letter of Credit; (h) for any consequences arising from causes beyond the control of the Bank, including, without limitation, any Government Acts; and (i) for any action taken or omitted by the Bank under or in connection with the Documentary Letters of Credit, if taken or omitted in good faith. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

         Following the occurrence of an Event of Default or an Unmatured Event of Default which is continuing, the Company agrees that any action taken by the Bank, if taken in good faith, under or in connection with any of the Documentary Letters of Credit, the Reimbursement Agreements and Drafts, shall be binding on the Company and shall not subject the Bank to any resulting liability to the Company. In furtherance thereof, the Bank shall have the full right and authority, following an Event of Default or Unmatured Event of Default which is continuing, to (i) clear and resolve any questions of non-compliance of documents, (ii) to give any instructions as to acceptance or rejection of any documents or goods, and (iii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents.

         (f) DOCUMENTARY LETTER OF CREDIT FEES. The Company covenants and agrees to pay to the Bank, concurrently with the issuance of each Documentary Letter of Credit, a commission equal to the Applicable Documentary Letter of Credit Commission Rate times the maximum amount available to be drawn under the Documentary Letter of Credit as of the date such commission is due. The commission shall be deemed fully earned and nonrefundable when due. The Company shall pay the Bank's standard transaction fees with respect to any transactions occurring on account of any Documentary Letter of Credit. Transaction fees shall be payable upon completion of the transaction as to which they are charged. All such commissions and fees may be debited by the Bank to any deposit account of the Company carried with the Bank without further authority, and in any event, shall be paid by the Company within ten (10) days following billing.

         (g) EXTENSIONS OF SCHEDULED DLC FACILITY MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Scheduled DLC Facility Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension, the date to which the Scheduled DLC Facility Maturity Date is then extended will become the "Scheduled DLC Facility Maturity Date" for purposes of this Agreement.

         SECTION 2.04      THE TERM LOAN.

         (a) THE TERM LOAN -- GENERAL. The Bank agrees, subject to the terms and conditions of this Agreement, to make a term loan to the Company to be advanced and re-advanced as hereinafter provided, in a principal amount not exceeding at any time the sum of Four Million Six Hundred Forty Thousand Dollars ($4,640,000.00) for the term period beginning on the Closing Date and ending on the Term Loan Maturity Date (the "TERM LOAN"). As of the Closing Date, an initial Advance of the Term Loan (the "INITIAL TERM LOAN ADVANCE") will be made for the purpose of paying off the unpaid balances of "Term Loan A" and "Term Loan B" extended to the Company by the Bank under the Original Agreement (collectively, the "PRIOR TERM LOAN") and the Company affirms, acknowledges and agrees that the unpaid principal balance of the Prior Term Loan, as of the Closing Date, is $2,247,333.40, which shall be the amount of the Initial Term Loan Advance.

         In addition to the Initial Term Loan Advance, the Bank agrees, subject to the terms and conditions of this Agreement, to make not more than two (2) Advances to the Company under the Term Loan (the "SUBSEQUENT TERM LOAN ADVANCES"), in a principal amount not to exceed the aggregate of $4,250,000.00 (the "TERM LOAN AVAILABILITY") to be used in their entirety by the Company as follows: (A) to pay an amount not to exceed $2,230,000.00 to fund the portion of the Company's deposit to the Designated Account required under Section 3.01(a)(2) of this Agreement which is equal to the outstanding principal amount of the 1993 Bonds due on the 1993 Maturity Date; and (B) to pay an amount not to exceed $2,020,000.00 to fund the portion of the Company's deposit to the Designated Account required under Section 3.01(b)(1) of this Agreement which is equal to the outstanding principal amount of the 1994 Refunding Bonds due on the 1994 Maturity Date. (The Initial Term Loan Advance and the Subsequent Term Loan Advances are collectively referred to herein as "Term Loan Advances" and each, a "Term Loan Advance.")

         (b) METHOD OF BORROWING TERM LOAN ADVANCES. So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Company may request not more than two (2) Subsequent Term Loan Advances in accordance with the terms of Section 2.04(a) above (subject to the requirements of Section 2.06 of this Agreement) on any Banking Day, provided that the Company shall not be entitled to receive and the Bank shall not be obligated to make any Subsequent Term Loan Advance: (i) if the making of such Subsequent Term Loan Advance would cause or result in an Event of Default or an Unmatured Event of Default; or (ii) if after making such Subsequent Term Loan Advance the principal balance of the Term Loan would exceed $4,640,000.

         Each Subsequent Term Loan Advance shall be conditioned upon receipt by the Bank from the Company of an Application for Advance and an Officer's Certificate, and satisfaction of each of the conditions described in Section 7.01(d) of this Agreement. Upon receipt of an Application for Advance, or at the Bank's discretion upon receipt of an informal request for a Subsequent Term Loan Advance, and upon compliance with any other conditions of lending stated in
Section 7.01(d) of this Agreement applicable to Subsequent Term Loan Advances, the Bank shall disburse the amount of the requested Subsequent Term Loan Advances by crediting such amount to the Designated Account. All Subsequent Term Loan Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

         (c) THE TERM NOTE/SCHEDULED PRINCIPAL PAYMENTS. The obligation of the Company to repay the Term Loan shall be evidenced by a promissory note executed by the Company to the Bank in the form of EXHIBIT "F" attached hereto (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "TERM NOTE"). The principal of the Term Loan shall be repayable in equal monthly installments, each in the amount of $77,500, due and payable on the last Banking Day of October 2001, and on the last Banking Day of each successive calendar month thereafter until (unless the Term Loan shall have been earlier paid in full) the Term Loan Maturity Date, at which time the entire principal balance of the Term Loan and all unpaid, accrued interest thereon, shall be due and payable in full without demand. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of the Term Loan may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Fifty Thousand Dollars ($50,000) and provided further that all partial prepayments shall be applied to the latest maturing installments of principal payable under the Term Loan in inverse order of maturity.

         (d) ADDITIONAL PRINCIPAL PAYMENTS FROM CASH FLOW. In addition to the Scheduled Principal Payments provided in Section 2.04(c), above, the Company shall make an annual payment of principal on the Term Loan (the "CASH FLOW RECAPTURE PAYMENT") in an amount equal to Fifty Percent (50%) of the Available Cash for Recapture for the preceding fiscal year of the Company, beginning with the fiscal year ending September 1, 2002, which Cash Flow Recapture Payment shall be due and payable each year on the earlier of (i) the date which is one hundred thirty (130) days after the end of the preceding fiscal year of the Company (or the next Banking Day thereafter if such date is not a Banking Day), or (ii) the last Banking Day of the calendar year in which such fiscal year ends, until the Term Loan Maturity Date or (if earlier) the payment of the Term Loan in full.

         (e) INTEREST ON THE TERM LOAN. The principal amount of the Term Loan outstanding from time to time shall bear interest until the Term Loan Maturity Date at a rate per annum equal to the Prime Rate, plus the Applicable Spread, except that at the option of the Company, exercised from time to time as provided in Section 2.05 of this Agreement, interest may accrue prior to maturity on any portion of the Term Loan or on the entire outstanding balance of the Term Loan as to which no LIBOR-based Rate previously elected remains in effect, at the LIBOR Rate (for an Interest Period selected by the Company as provided in this Agreement) plus the Applicable Spread, provided that an election of a LIBOR-based Rate for an Interest Period extending beyond the Scheduled Term Loan Maturity Date shall be permitted only at the discretion of the Bank. From and after the Term Loan Maturity Date, and until paid in full, the Term Loan shall bear interest at a per annum rate equal to the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum, except that as to any portion of the Term Loan for which the Company may have elected a LIBOR-based Rate for an Interest Period that has not expired at the Term Loan Maturity Date, such portion shall, during the remainder of such Interest Period, bear interest at the greater of the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum, or the LIBOR Rate then in effect, plus the Applicable Spread, plus Two Percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to the Term Loan Maturity Date. From and after the Term Loan Maturity Date, interest on the Term Loan shall be payable as accrued and without demand.

         SECTION 2.05. PROVISIONS APPLICABLE TO THE LOANS. The provisions of subsections (a) and (b) of this Section 2.05 are applicable to all of the Loans, and the provisions of subsection (c) are applicable to the Revolving Loan and the Term Loan.

         (a) CALCULATION OF INTEREST AND FEES. Interest on each of the Loans shall be calculated on the basis that an entire year's interest is earned in 360 days.

         (b) MANNER OF PAYMENT -- APPLICATION. All payments of principal, interest and fees on the Loans shall be payable at the principal office of the Bank in Indianapolis, Indiana, in funds available for the Bank's immediate use in that city and no payment will be considered to have been made until received in such funds. All amounts payable on account of any of the Loans may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, the Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the Obligations in such order and manner as the Bank may from time to time determine in its sole discretion.

         (c) PROCEDURES FOR ELECTING LIBOR-BASED RATES -- CERTAIN EFFECTS OF ELECTION. With respect to the Revolving Loan and the Term Loan, LIBOR-based Rates may be elected only in accordance with the following procedures, shall be subject to the following conditions and the election of a LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this
Agreement:

                  (1) No LIBOR-based Rate may be elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing. A LIBOR-based Rate may be elected only for Loans or portions of Loans in a minimum amount of $1,000,000.00.

                  (2) The Company may pay all or any portion of the outstanding principal balance of any Loan, provided that if the Company makes any such payment (whether voluntary, mandatory, or as a result of acceleration after default) of a Loan or portion thereof which bears interest at a LIBOR-based Rate other than on the last day of the relevant Interest Period, the Company shall pay all accrued interest on the principal amount paid with such principal payment and, on demand, shall reimburse the Bank and hold the Bank harmless from all losses and expenses incurred by the Bank as a result of such principal payment having been made on other than the last day of the Interest Period then in effect, including without limitation, any losses and expenses incurred by reason of the liquidation or re-employment of deposits or other funds acquired to fund or maintain the principal amount paid. Such reimbursement shall be calculated as though the Bank funded its portion of the principal amount paid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period, whether in fact that is the case or not. The Bank's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error. If at the time of any payment of any portion of the principal of a Loan, interest accrues at both a LIBOR-based Rate or Rates and at the Prime-based Rate on portions of such Loan, then any payment of principal will be applied first to the portion of the Loan on which interest accrues at the Prime-based Rate and next to the portion or portions at which interest accrues at a LIBOR-based Rate or Rates, and if interest accrues on the Loan at more than one LIBOR-based Rate, first to that portion or those portions on which interest accrues at a rate or rates which results in least reimbursement amount.

                  (3) The Company has notified the Bank of its election to use the LIBOR-based Rate with respect to a specified LIBOR Advance and of the Interest Period selected and such notice is given no later than the third (3rd) Banking Day preceding the first day of such Interest Period. Such election and the LIBOR-based Rate shall be effective, provided there is then no Event of Default and the notification required under the preceding sentence has been given, on the first day of such Interest Period. No more than six (6) Interest Periods may be in effect at any one time.

                  (4) An election of a LIBOR-based Rate may be communicated to the Bank on behalf of the Company only by an Authorized Officer. Such election may be communicated by telephone or by telephone facsimile
         (fax) machine or any other form of written electronic communication, or by a writing delivered to the Bank. At the request of the Bank, the Company shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The Bank shall be entitled to rely on any oral or employee from anyone reasonably believed in good faith by LIBOR-based Rate which is received by an appropriate Bank such employee to be an Authorized Officer.

                  (5) If, on or prior to the determination of the interest rate for any LIBOR Advance, the Bank reasonably and in good faith determines that deposits in U.S. Dollars comparable to the amount and for the Interest Period of that LIBOR Advance are not available in the London interbank eurodollar market, or that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the interest rate applicable to that Interest Period, or that the making or funding of loans at LIBOR-based Rates has become impracticable, the Bank shall give the Company prompt notice thereof, and so long as that condition remains in effect, the Bank shall be under no obligation to make, or to convert other Advances into, LIBOR Advances of the type affected, and the Company shall, on the later of (a) the last day of the then current Interest Period for the affected LIBOR Advance (b) seven (7) Banking

         Days after receipt of the Bank's notice, either notify the Bank and thereafter prepay the LIBOR Advance in accordance with this Agreement, or notify the Bank and thereafter convert the LIBOR Advance into an Advance on which interest accrues at the Prime-based Rate. In the event that it becomes unlawful for the Bank to (a) honor its obligations to make any Advance at a LIBOR-based Rate, or (b) maintain any Advance at a LIBOR-based Rate, the Bank shall promptly notify the Company thereof and the Bank's obligation to make the affected type of Advance and to convert other types of Advances into that type of Advance shall be suspended until such time as the Bank may again legally make and maintain the affected type of Advance, and the Company shall, on the last day of the then current Interest Period for that Advance (or on such earlier date as the Bank may specify to the Company), either notify the Bank and thereafter prepay the Advance in accordance with this Agreement or notify the Bank and thereafter convert the Advance into an Advance on which interest accrues at the Prime-based Rate.

                  (6) If, as a result of any regulatory change, the basis of taxation of payments to the Bank of the principal of or any interest on any Loan bearing interest at a LIBOR-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of the Bank, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of the Bank are imposed, modified, or deemed applicable, and the Bank reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any Loan at a LIBOR-based Rate is increased by an amount deemed by it to be material, then the Company shall pay promptly upon demand to the Bank such additional amounts as the Bank reasonably determines will compensate for such increased costs.

         SECTION 2.06. MANDATORY PREPAYMENT. If at any time a determination thereof is to be made, the principal balance of the Revolving Loan outstanding at such time exceeds the Maximum Availability, the Company shall immediately repay the Revolving Note in an aggregate principal amount equal to such excess. If at any time a determination thereof is to be made, the principal balance of the Term Loan outstanding at such time exceeds $4,640,000, the Company shall immediately repay the Term Note in an aggregate principal amount equal to such excess. If an Event of Default or an Unmatured Event of Default has occurred and is continuing and the Bank shall have notified the Company of its election to take any action specified in Section 8.02 of this Agreement, the Maximum Availability, the Maximum DLC Availability, and the Term Loan Availability shall be automatically reduced to $0 without any action on the part of or the giving of notice to the Company by the Bank.


                                   ARTICLE III
                                   -----------
                      CREDIT ENHANCEMENT LETTERS OF CREDIT

         SECTION 3.01. THE CREDIT ENHANCEMENT LETTERS OF CREDIT. Subject to all of the terms and conditions of this Agreement, the Bank will maintain the Credit Enhancement

Letters of Credit described in this Section previously issued by the Bank for the account of the Company.

         (a) THE 1993 DIRECT-PAY LETTER OF CREDIT. The Bank previously opened and delivered its Letter of Credit No. ST04689 (as the same has been or hereafter may be amended, modified, extended, supplemented and/or restated from time to time and at any time, the "1993 DIRECT-PAY LETTER OF CREDIT") in the original principal amount of $3,462,750.00 in favor of the 1993 Trustee. The 1993 Direct-Pay Letter of Credit secures payment of the 1993 Bonds and is subject to the terms stated therein. The 1993 Direct-Pay Letter of Credit is subject to the following terms and conditions and all other terms and conditions of this Agreement concerning the Company's obligations with respect to the 1993 Direct-Pay Letter of Credit:

                  (1) REIMBURSEMENT. So long as the 1993 Direct-Pay Letter of Credit is outstanding, the Company will maintain a demand deposit account with the Bank (the "DESIGNATED ACCOUNT") which the Company shall designate as the account through which the transactions described in this Section 3.01 will regularly be accomplished. On the Business Day of each calendar month which is two (2) Business Days prior to an Interest Payment Date for the 1993 Bonds, the Company will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of (i) the anticipated amount of interest that will be due on account of the 1993 Bonds at the next Interest Payment Date for the 1993 Bonds, plus
         (ii) the amount of the transaction fee provided for in Section 3.01(a)(2) which will be due upon the Bank's payment of the related Drawing or Drawings under the 1993 Direct-Pay Letter of Credit, plus
         (iii) any balance required under other provisions of this Agreement. On the Business Day which is two (2) Business Days prior to the 1993 Maturity Date, the Company will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of : (i) any amount required by this Section 3.01(a)(1) to be deposited in connection with the payment of interest on the 1993 Bonds, plus (ii) the amount of outstanding principal of the 1993 Bonds that will be due on the 1993 Maturity Date, plus (iii) the amount of the transaction fee provided for in Section 3.01(a)(2) which will be due upon the Bank's payment of the related Drawing or Drawings under the 1993 Direct-Pay Letter of Credit, plus
         (iv) any balance required under other provisions of this Agreement. Only after honoring a Drawing, the Bank shall be entitled, without further authorization from the Company, to charge the amount of such Drawing and the related transaction fee to the Designated Account or, to the extent that the balance of the Designated Account is insufficient to cover such Drawing and the related transaction fee, to any other deposit account maintained by the Company with the Bank. Should the Company's deposit balances with the Bank be insufficient to reimburse the Bank for any Drawing under the 1993 Direct-Pay Letter of Credit, together with the related transaction fee, then the Company shall pay to the Bank immediately and unconditionally upon demand, an amount equal to the unreimbursed portion of such Drawing and the related transaction fee, together with interest on such amount at the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum from the date of payment of such Drawing until the amount thereof is reimbursed to the Bank. In the case of any Remarketing Drawing, the

         Company shall unconditionally pay to the Bank on the ninetieth (90th) day following payment by the Bank of such Drawing, or if such ninetieth day is not a Banking Day, then on the next following Banking Day, any balance of the amount of such Drawing which shall not then have been reimbursed to the Bank by the payment of remarketing proceeds to the Bank or otherwise, together with interest on such portions of such Remarketing Drawing as shall not, from time to time, have been reimbursed to the Bank, accrued at the Prime Rate, plus the Applicable Spread, plus One Percent (1%) per annum, and with interest thereafter accrued at the Prime Rate, plus the Applicable Spread, plus Three Percent (3%) per annum. Upon being reimbursed in full with interest as provided in this Agreement for any Remarketing Drawing, the Bank shall deliver any Pledged Bonds that were purchased by the 1993 Trustee with the proceeds of such Remarketing Drawing, and which shall not have previously been delivered by the Bank upon sale by the Remarketing Agent, to the 1993 Trustee for cancellation pursuant to the terms of the 1993 Trust Indenture. As used in this paragraph, the term "REMARKETING PROCEEDS" means proceeds from the resale of Pledged Bonds by the Remarketing Agent, which Pledged Bonds shall have been tendered or deemed tendered to the 1993 Trustee for repurchase pursuant to the terms of the 1993 Trust Indenture.

                  (2) COMMISSION AND TRANSACTION FEES. On the first Banking Day of each November, February, May and August of each year (each of which days is hereafter referred to in this Section 3.01(a)(2) as a "COMMISSION DUE DATE"), the Company shall pay to the Bank a commission for maintaining the 1993 Direct-Pay Letter of Credit, computed on the adjusted 1993 Refunding Maximum Available Credit at a rate per annum equal to the Applicable Credit Enhancement Letter of Credit Commission Rate in effect for each Commission Due Date, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date. As used in the preceding sentence, the term "ADJUSTED 1993 MAXIMUM AVAILABLE Credit" means the 1993 Maximum Available Credit as it is scheduled to increase and decrease during the period beginning on a Commission Due Date and ending on the following Commission Due Date by reason of anticipated draws for scheduled payments of principal and interest on the 1993 Bonds, and assuming the reinstatement of the availability of all Interest Drawings to the extent provided for in the 1993 Direct-Pay Letter of Credit, provided that for purposes of computing each annual commission, the amount of an Interest Drawing which is subject to automatic reinstatement will be considered to be reinstated as of the date of such Drawing. There shall be no reduction in the amount of commission due and payable on any Commission Due Date, nor shall any refund of commission be due the Company on account of full or partial prepayment of the 1993 Bonds or because of the cancellation of the Pledged Bonds purchased with the proceeds of a Remarketing Drawing during the year following the Commission Due Date as of which the amount of such commission is established or on account of the election of the Bank not to restore the availability of any Interest Drawing. The amount of commission due and payable as of any Commission Due Date shall not be reduced, nor shall any refund of the commission be due because of cancellation or termination of the 1993 Direct-Pay Letter of Credit for whatever reason, except that, so long as the Company's fiscal year ends in August, upon delivery to the Bank by the Company of the Company's annual audited

         Financial Statements for the Company's fiscal year ended prior to any Commission Due Date in any calendar year, the commission due on that Commission Due Date shall be recalculated on the basis of the Ratio of Total Funded Debt to EBITDA as indicated by such audited Financial Statements. If the amount of the commission as so recalculated is greater or less than the amount of commission paid on such Commission Due Date, then the Bank will refund to the Company the excess of the amount of the commission paid on such Commission Due Date over the commission determined in accordance with such recalculation, or the Company will pay to the Bank the excess of the commission determined in accordance with such recalculation over the commission paid on such Commission Due Date, such refund or such payment of additional commission to be due within ten (10) days following delivery of such annual audited Financial Statements. A transaction fee shall be payable by the Company to the Bank for each Drawing under the 1993 Direct-Pay Letter of Credit in the amount of One-Eighth of One Percent (1/8%) of the amount of the Drawing or Sixty-Five Dollars ($65.00), whichever is greater. Transaction fees on account of Drawings shall be due on the day when the Drawing is paid by the Bank. On the Banking Day preceding each Commission Due Date, the Company shall deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the amount of commission due on such Commission Due Date, plus any other amounts required to be on deposit in the Designated Account on such date pursuant to other provisions of this Agreement. The Bank shall be entitled, without further authorization from the Company, to charge the amount of the commission due on each Commission Due Date to the Designated Account, and if the balance of the Designated Account is insufficient to satisfy the entire amount then due to the Bank on account of the commission, the Bank may, without further authorization of the Company, charge such deficiency to any other deposit account of the Company maintained with the Bank. All commissions and fees payable under the terms of this
         Section 3.01(a)(2) shall be payable with interest at the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum from the date due until paid. If the 1993 Direct-Pay Letter of Credit is transferred to a new beneficiary pursuant to the terms thereof, then the Company covenants and agrees to pay to the Bank promptly upon its demand a transfer fee in the amount then customarily assessed by the Bank for transfers of letters of credit of the same type and amount as the 1993 Direct-Pay Letter of Credit.

                  (3) REMARKETING REIMBURSEMENT LOAN-1993 BONDS. At the option of the Company exercised by a written notice to the Bank given not less than ten (10) days prior to the expiration of a period of ninety (90) days following a Remarketing Drawing on the 1993 Direct-Pay Letter of Credit (which expiration date is hereafter referred to in this subsection as the "REIMBURSEMENT DUE DATE"), the Bank will make a loan (a "REMARKETING REIMBURSEMENT LOAN-1993 BONDS") to the Company on the reimbursement due date, provided that the 1993 Direct-Pay Letter of Credit as it may have been extended from time to time shall not then have expired or been terminated, and provided further that no Event of Default or Unmatured Event of Default shall have occurred and is then continuing. Each Remarketing Reimbursement Loan-1993 Bonds shall be in an amount not in excess of the amount due to the Bank from the Company on the related reimbursement due date on account of the portion of the Remarketing Drawing representing the Principal Amount. The term "PRINCIPAL AMOUNT" is used in the preceding sentence as that term is defined in the 1993 Direct-Pay Letter of Credit. Proceeds of the Remarketing Reimbursement Loan-1993 Bonds shall be used solely to reimburse the Bank for all or a portion of the Principal Amount of the related Remarketing Drawing for the 1993 Bonds which have not been sold by the Remarketing Agent subsequent to the Remarketing Drawing. Each Remarketing Reimbursement Loan-1993 Bonds shall be represented by the promissory note of the Company (a "REMARKETING REIMBURSEMENT NOTE-1993 BONDS"), delivered to the Bank contemporaneously with the making of the Loan, with each such Note substantially in the form of the Term Note, with the following exceptions:

                           (i) No Remarketing Reimbursement Loan-1993 Bonds will be made after the earlier of the expiration or termination of the 1993 Direct-Pay Letter of Credit;

                           (ii) The final maturity of such Remarketing Reimbursement Note-1993 Bonds shall be a date which is the earlier of (1) 288 days after the date the Loan evidence by such Note was made, or (2) the date that the 1993 Direct-Pay Letter of Credit (as it may have been extended from time to time in the Bank's sole discretion) expires or is terminated;

                           (iii) Each Remarketing Reimbursement Note-1993 Bonds shall bear interest prior to maturity at a per annum rate equal to the Prime Rate plus One Percent (1%) and after maturity at a per annum rate equal to the Prime Rate plus Three Percent (3%) per annum;

                           (iv) All accrued interest on the outstanding principal balance of the Remarketing Reimbursement Loan-1993 Bonds is due and payable prior to maturity on the last Banking Day of each calendar month, and after maturity, all interest is due and payable as accrued and without demand; and

                           (v)      The principal of each Remarketing
                                    Reimbursement Note-1993 Bonds shall be
                                    payable prior to maturity on the same dates as the scheduled principal payments under the 1993 Bonds purchased with the related Remarketing Drawing would have become due and payable, and the principal amount payable on each such date shall be equal to the principal payments scheduled to have been paid on the same date on the 1993 Bonds redeemed with the related Remarketing Drawing.

         (b) THE 1994 REFUNDING DIRECT-PAY LETTER OF CREDIT. The Bank previously opened and delivered its Letter of Credit No. ST04846 (as the same has been or hereafter may be amended, modified, extended, supplemented and/or restated from time to time and at any time, the "1994 REFUNDING DIRECT-PAY LETTER OF CREDIT") in the original principal amount of $2,976,750 in favor of the 1994 Refunding Trustee for the account of the Company. The 1994 Refunding Direct-Pay Letter of Credit secures payment of the 1994 Refunding Bonds and is subject to the terms stated therein. The 1994 Refunding Direct-Pay Letter of Credit is subject to the following terms and conditions, and all other terms and conditions of this Agreement concerning the Company's obligations with respect to the 1994 Refunding Direct-Pay Letter of Credit:

                  (1) REIMBURSEMENT. So long as the 1994 Refunding Direct-Pay Letter of Credit is outstanding, the Company will maintain the Designated Account through which the transactions described in this
         Section 3.01(b) will regularly be accomplished. On the Business Day of each calendar month which is two (2) Business Days prior to an Interest Payment Date for the 1994 Refunding Bonds, the Company will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of
         (i) the anticipated amount of interest that will be due on account of the 1994 Refunding Bonds at the next Interest Payment Date for the 1994 Refunding Bonds, plus (ii) the amount of the transaction fee provided for in Section 3.01(b)(2) which will be due upon the Bank's payment of the related Drawing or Drawings under the 1994 Refunding Direct-Pay Letter of Credit, plus (iv) any balance required under other provisions of this Agreement. On the Business Day which is two (2) Business Days prior to the 1994 Maturity Date, the Company will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of: (i) any amount required by this Section 3.01(b)(1) to be deposited in connection with the payment of interest on the 1994 Refunding Bonds, plus (ii) the amount of outstanding principal of the 1994 Refunding Bonds that will be due on the 1994 Maturity Date, plus (iii) the amount of the transaction fee provided for in Section 3.01(b)(2) which will be due upon the Bank's payment of the related Drawing or Drawings under the 1994 Refunding Direct-Pay Letter of Credit, plus (iv) any balance required under other provisions of this Agreement. After and only after honoring a Drawing, the Bank shall be entitled, without further authorization from the Company, to charge the amount of such Drawing and the related transaction fee to the Designated Account or, to the extent that the balance of the Designated Account is insufficient to cover such Drawing and the related transaction fee, to any other deposit account maintained by the Company with the Bank. Should the Company's deposit balances with the Bank be insufficient to reimburse the Bank for any Drawing under the 1994 Refunding Direct-Pay Letter of Credit, together with the related transaction fee, then the Company shall pay to the Bank immediately and unconditionally upon demand, an amount equal to the unreimbursed portion of such Drawing and the related transaction fee, together with interest on such amount at the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum from the date of payment of such Drawing until the amount thereof is reimbursed to the Bank. In the case of any Remarketing Drawing, the Company shall unconditionally pay to the Bank on the ninetieth (90th) day following payment by the Bank of such Drawing, or if such ninetieth day is not a Banking Day, then on the next following Banking Day, any balance of the amount of such Drawing which shall not then have been reimbursed to the Bank by the payment of remarketing proceeds to the Bank or otherwise, together with interest on such portions of such Remarketing Drawing as shall not, From time to time, have been reimbursed to the Bank, accrued at the Prime Rate, plus the Applicable Spread, plus One Percent (1%) per annum, and with interest thereafter accrued at the Prime Rate, plus the Applicable Spread, plus Three Percent (3%) per annum. Upon being reimbursed in full with interest as provided in this Agreement for any Remarketing Drawing, the Bank shall deliver appropriate instructions, with respect to any Pledged Bonds that were purchased by the 1994 Refunding Trustee with the proceeds of such Remarketing Drawing, and which shall not have previously been delivered by the Bank upon sale by the Remarketing Agent, to the 1994 Refunding Trustee for cancellation pursuant to the terms of the 1994 Refunding Trust Indenture. As used in this paragraph, the term "REMARKETING PROCEEDS" means proceeds from the resale of Pledged Bonds by the Remarketing Agent, which Pledged Bonds shall have been tendered or deemed tendered to the 1994 Refunding Trustee for repurchase pursuant to the terms of the 1994 Refunding Trust Indenture.

                  (2) COMMISSION AND TRANSACTION FEES. On the first Banking Day of each November, February, May and August of each year (each of which days is hereafter referred to in this Section 3.01(b)(2) as a "COMMISSION DUE DATE"), the Company shall pay to the Bank a commission for maintaining the 1994 Direct-Pay Letter of Credit, computed on the adjusted 1994 Maximum Available Credit at a rate per annum equal to the Applicable Credit Enhancement Letter of Credit Commission Due Date, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date. As used in the preceding sentence, the term "ADJUSTED 1994 REFUNDING MAXIMUM AVAILABLE CREDIT" means the 1994 Refunding Maximum Available Credit as it is scheduled to increase and decrease during the period beginning on a Commission Due Date and ending on the following Commission Due Date by reason of anticipated draws for scheduled payments of principal and interest on the 1994 Refunding Bonds, and assuming the reinstatement of the availability of all Interest Drawings to the extent provided for in the 1994 Refunding Direct-Pay Letter of Credit, provided that for purposes of computing each annual commission, the amount of an Interest Drawing which is subject to automatic reinstatement will be considered to be reinstated as of the date of such drawing. There shall be no reduction in the amount of commission due and payable on any Commission Due Date, nor shall any refund of commission be due the Company on account of full or partial prepayment of the 1994 Refunding Bonds or because of the cancellation of the Pledged Bonds purchased with the proceeds of a Remarketing Drawing during the year following the Commission Due Date as of which the amount of such commission is established or on account of the election of the Bank not to restore the availability of any Interest Drawing. The amount of the commission due and payable as of any Commission Due Date shall not be reduced, nor shall any refund of the commission be due because of cancellation or termination of the 1994 Refunding Direct-Pay Letter of Credit for whatever reason nor shall the amount of the commission due and payable as of any Commission Due Date be reduced or refunded for any other reason, except that, so long as the Company's fiscal year ends in August, upon delivery to the Bank by the Company of the Company's annual audited Financial Statements for the Company's fiscal year ended prior to any Commission Due Date in any calendar year, the commission due on that Commission Due Date shall be recalculated on the basis of the ratio of the Ratio of Total Funded Debt to EBITDA as indicated by such audited Financial Statements. If the amount of commission as so recalculated is greater or less than the amount of commission paid on such Commission Due Date, then the Bank will refund to the Company the excess of the amount of the commission paid on such Commission Due Date over the commission determined in accordance with such recalculation, or the Company will pay to the Bank the excess of the commission determined in accordance with such recalculation over the commission paid on such Commission Due Date, such refund or such payment of additional commission to be due within ten (10) days following delivery of such annual audited financial statements. A transaction fee shall be payable by the Company to the Bank for each Drawing under the 1994 Refunding Direct-Pay Letter of Credit in the amount of One-Eighth of One Percent (1/8%) of the amount of the Drawing or Sixty-Five Dollars ($65.00), whichever is greater. Transaction fees on account of Drawings shall be due on the day when the Drawing is paid by the Bank. On the Banking Day preceding each Commission Due Date, the Company shall deposit into the Designated Account, such amount as may be necessary to cause the balance of the Designated Account to be not less than the amount of commission due on such Commission Due Date, plus any other amounts required to be on deposit in the Designated Account on such date pursuant to other provisions of this Agreement. The Bank shall be entitled, without further authorization from the Company, to charge the amount of the commission due on each Commission Due Date to the Designated Account, and if the balance of the Designated Account is insufficient to satisfy the entire amount then due to the Bank on account of the commission, the Bank may, without further authorization of the Company, charge such deficiency to any other deposit account of the Company maintained with the Bank. All commissions and fees payable under the terms of this
         Section 3.01(b)(2) shall be payable with interest at the Prime Rate, plus the Applicable Spread, plus Two Percent (2%) per annum from the date due until paid. If the 1994 Refunding Direct-Pay Letter of Credit is transferred to a new beneficiary pursuant to the terms thereof, then the Company covenants and agrees to pay to the Bank promptly upon its demand a transfer fee in the amount then customarily assessed by the Bank for transfers of letters of credit of the same type and amount as the 1994 Refunding Direct-Pay Letter of Credit.

                  (3) REMARKETING REIMBURSEMENT LOAN-1994 REFUNDING BONDS. At the option of the Company exercised by a written notice to the Bank given not less than ten (10) days prior to the expiration of a period of ninety (90) days following a Remarketing Drawing on the 1994 Direct-Pay Letter of Credit (which expiration date is hereafter referred to in this subsection as the "REIMBURSEMENT DUE DATE"), the Bank will make a loan (a "REMARKETING REIMBURSEMENT LOAN-1994 REFUNDING BONDS") to the Company on the reimbursement due date, provided that the 1994 Refunding Direct-Pay Letter of Credit as it may have been extended from time to time shall not then have expired or been terminated, and provided further that no Event of Default or Unmatured Event of Default shall have occurred and is then continuing. Each Remarketing Reimbursement Loan-1994 Refunding Bonds shall be in an amount not in excess of the amount due to the Bank from the Company on the related reimbursement due date on account of the portion of the

         Remarketing Drawing representing the Principal Amount. The term "PRINCIPAL AMOUNT" is used in the preceding sentence as that term is defined in the 1994 Direct-Pay Letter of Credit. Proceeds of the Remarketing Reimbursement Loan-1994 Refunding Bonds shall be used solely to reimburse the Bank for all or a portion of the Principal Amount of the related Remarketing Drawing for the 1994 Refunding Bonds which have not been sold by the Remarketing Agent subsequent to the Remarketing Drawing. Each Remarketing Reimbursement Loan-1994 Refunding Bonds shall be represented by the promissory note of the Company (a "REMARKETING REIMBURSEMENT NOTE-1994 REFUNDING BONDS"), delivered to the Bank contemporaneously with the making of the Loan, with each such Note substantially in the form of the Term Note, with the following exceptions:

                           (i) No Remarketing Reimbursement Loan-1994 Refunding Bonds will be made after the earlier of the expiration or termination of the 1994 Refunding Direct-Pay Letter of Credit;

                           (ii) The final maturity of such Remarketing Reimbursement Note-1994 Refunding Bonds shall be a date which is the earlier of (1) 288 days after the date the Loan evidence by such Note was made, or (2) the date that the 1994 Refunding Direct-Pay Letter of Credit (as it may have been extended from time to time in the Bank's sole discretion) expires or is terminated;

                           (iii) Each Remarketing Reimbursement Note-1994 Refunding Bonds shall bear interest prior to maturity at a per annum rate equal to the Prime Rate plus One Percent (1%) and after maturity at a per annum rate equal to the Prime Rate plus Three Percent (3%) per annum;

                           (iv) All accrued interest on the outstanding principal balance of the Remarketing Reimbursement Loan-1994 Refunding Bonds is due and payable prior to maturity on the last Banking Day of each calendar month, and after maturity, all interest is due and payable as accrued and without demand; and

                           (v)      The principal of each Remarketing
                                    Reimbursement Note-1994 refunding Bonds
                                    shall be payable prior to maturity on the same dates as the scheduled principal payments under the 1994 Refunding Bonds purchased with the related Remarketing Drawing would have become due and payable, and the principal amount payable on each such date shall be equal to the principal payments scheduled to have been paid on the same date on the 1994 Refunding Bonds redeemed with the related Remarketing Drawing.

         (c) PROVISIONS APPLICABLE TO ALL OF THE CREDIT ENHANCEMENT LETTERS OF CREDIT. The following provisions are applicable to all of the Credit Enhancement Letters of Credit:

                  (1) ADDITIONAL AMOUNTS PAYABLE. If any change in or the enactment, adoption or judicial or administrative interpretation of any law, regulation, treaty, guideline or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) either (A) subjects the Bank to any additional tax, duty, charge, deduction or withholding with respect to any of the Credit Enhancement Letters of Credit or any amount paid by the Bank thereunder or received by the Bank under this Agreement (other than a tax measured by the net or gross income of the Bank), or (B) imposes or increases any reserve, special deposit, or similar requirement on account of any of the Credit Enhancement Letters of Credit, or (C) imposes increased minimum capital requirements on the Bank on account of its issuing any of the Credit Enhancement Letters of Credit, and if any of the foregoing (i) results in an increase to the Bank in the cost of maintaining any of the Credit Enhancement Letters of Credit or making any payment on account of any of the Credit Enhancement Letters of Credit, (ii) reduces the amount of any payment receivable by the Bank under this Agreement, (iii) requires the Bank to make any payment calculated by reference to the gross amount of any sum received or paid by the Bank pursuant to any of the Credit Enhancement Letters of Credit or this Agreement (other than a tax measured by the Bank's gross or net income) or (iv) reduces the rate of return on the Bank's capital, the Company shall pay to the Bank, as additional commission for the Credit Enhancement Letters of Credit, such amount as will compensate the Bank for such increased cost, payment or reduction. Any such payment shall be made to the Bank within ten (10) days of demand and presentation of a certificate to the Company containing a statement of the cause of such increased cost, payment or reduction and a calculation of the amount thereof, which statement and calculation shall be deemed facie to be correct.

                  (2) PLACE AND APPLICATION OF PAYMENTS -- CALCULATION OF INTEREST AND FEES. All payments required to be made under this Section
         3.01 shall be made to the Bank at its principal office in Indianapolis, Indiana, in funds available for the Bank's immediate use at that city and no such payment will be considered to have been made until received in such funds. All interest and fees due under any provision of this
         Section 3.01 shall be calculated on the basis of a year of 360 days, and on the actual number of days elapsed.

                  (3) PRESENTMENT AND COLLECTION. The beneficiaries of the Credit Enhancement Letters of Credit shall be deemed for purposes of this Agreement to be the agents of the Company and the Company assumes all risks of their acts, omissions or misrepresentations. Neither the Bank nor any of its affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under any of the Credit Enhancement Letters of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of the related Credit Enhancement Letter of Credit, or for failure of any draft to bear reference or adequate reference to any of the related Credit Enhancement Letters of Credit or failure of any person to note the amount of any draft on any of the Credit Enhancement Letters of Credit or to surrender or take up any of the

         Credit Enhancement Letters of Credit, each of which provisions may be waived by the Bank, or for errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents. Without limiting the generality of the foregoing, any action taken by the Bank or any of its correspondents under or in connection with any of the Credit Enhancement Letters of Credit, if taken in good faith, shall be binding upon the Company and shall not put the Bank or any such correspondent under any resulting liability to the Company and the Company makes like agreement as to any omission unless in breach of good faith. The Bank is expressly authorized to honor any request for payment which is made under and in compliance with the terms of any of the Credit Enhancement Letters of Credit without regard to and without any duty on its part to inquire into the existence of any disputes or controversies between the Company and the beneficiaries of any of the Credit Enhancement Letters of Credit or any other person, firm or corporation or into the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any of the Credit Enhancement Letters of Credit are true and correct.

                  (4) CHANGE IN INTEREST RATE MODES. The Company shall not change the Interest Rate Mode to a Six Month Interest Rate Mode, a One Year Interest Rate Mode, a Five Year Interest Rate Mode or a Fixed Interest Rate Mode without the prior written consent of the Bank. As used in this subsection, the terms "INTEREST RATE MODE", "SIX MONTH INTEREST RATE Mode", "ONE YEAR INTEREST RATE MODE", "FIVE YEAR INTEREST RATE MODE" and "FIXED INTEREST RATE MODE" are used as defined in the corresponding Trust Indenture, as the context requires.

                  (5) MONIES IN THE DESIGNATED ACCOUNT. All amounts deposited into the Designated Account shall be held by the Bank as cash collateral for all of the Obligations. The Designated Account shall be used by the Company only for the purposes provided for in this Agreement, and the terms of the Designated Account shall be such that it shall be a "blocked" account, so that transfers of funds from the Designated Account may be made only by the Bank or by the Company with the concurrence of the Bank.

                  (6) ANNUAL ADMINISTRATIVE FEES. From and after the Closing Date, on each anniversary date of the issuance of any Credit Enhancement Letter of Credit, the Company shall pay the Bank a processing and administration fee of $125 for such Credit Enhancement Letter of Credit.


                                   ARTICLE IV
                                   ----------
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loans and to issue the Letters of Credit, the Company represents and warrants to the Bank that:

         (a) ORGANIZATION OF THE COMPANY. The Company is a corporation organized, existing and in good standing under the laws of the State of Delaware, and the Guarantor is a corporation organized, existing and in good standing under the laws of the Commonwealth of Kentucky. The Company and the Guarantor each are qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary; and (ii) failure so to qualify might impair the title of the Company or the Guarantor to its material properties or its right to enforce material contracts or result in exposure of the Company or the Guarantor to liability for material penalties in such jurisdiction. No jurisdiction in which the Company or the Guarantor is not qualified to do business has asserted that the Company or the Guarantor is required to be qualified therein. The principal office and chief executive office of the Company is located at One Oxmoor Place, 101 Bullitt Lane, Louisville, Kentucky 40222. The Company does not conduct any material operations or keep any material amounts of property at any location other than the locations specified in the Security Agreement. The Company has not done business under any name other than its present corporate name at any time during the six years preceding the Closing Date except as disclosed in the Security Agreement.

         (b) AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the Bond Documents and the performance by the Company and the Guarantor of their respective obligations under this Agreement and all of the other Loan Documents to which each of them is a party, and the Bond Documents, are within the Company's and the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or bylaws of the Company or the Guarantor or of any agreement binding upon the Company or the Guarantor or their respective properties.

         (c) VALIDITY AND BINDING NATURE. This Agreement and all of the other Loan Documents and the Bond Documents to which the Company or the Guarantor is a party are the legal, valid and binding obligations of the Company or the Guarantor, as applicable, enforceable against the Company or the Guarantor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

         (d) FINANCIAL STATEMENTS. The Company has delivered to the Bank its audited consolidated Financial Statements as of September 1, 2001, and for the fiscal year of the Company then ended and its unaudited interim consolidated Financial Statements as of September 29, 2001, and for the fiscal quarter and partial fiscal year then ended, which Financial Statements have been prepared in accordance with GAAP except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such Financial Statements present fairly the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations for the periods covered and since the date of the most current Financial Statements provided by the Company to the Bank there has been no material adverse change in the financial position of the Company and its Subsidiaries or in the results of their operations.

         (e) LITIGATION AND CONTINGENT LIABILITIES. No litigation, arbitration proceedings or governmental proceedings are pending or to the best of the Company's knowledge threatened against the Company or any of its Subsidiaries which would, if adversely determined, materially and adversely affect its financial position or continued operations. Neither the Company nor its Subsidiaries has any material contingent liabilities not provided for or disclosed in the Financial Statements referred to in Section 4.01(d) of this Agreement or on the Schedule of Exceptions.

         (f) LIENS. None of the assets of the Company or any of its Subsidiaries are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in Section 6.02(b)(1) through (8) of this Agreement.

         (g) EMPLOYEE BENEFIT PLANS. Each Plan maintained by the Company or any of its Subsidiaries is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and they have filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Company or any of its Subsidiaries and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Company and its Subsidiaries have no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

         (h) PAYMENT OF TAXES. The Company and its Subsidiaries have filed all federal, state and local tax returns and tax related reports which the Company and its Subsidiaries is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

         (i) INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than Twenty-Five Percent (25%) of the assets of the Company consists of margin stock, within the contemplation of Regulation U, as amended.

         (k) HAZARDOUS SUBSTANCES. Except as disclosed in the Environmental Reports furnished to the Bank, to the best knowledge of the Company after due inquiry and investigation, there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Company or any of its Subsidiaries and there are no tanks, drums, or other containers of any kind on premises owned or occupied by or under lease to the Company or any of its Subsidiaries, the contents of which are unknown to the Company. Except as disclosed in the Environmental Reports furnished to the Bank, to the best knowledge of the Company after due inquiry and investigation, no premises owned or occupied by or under lease to the Company or any of its Subsidiaries have ever been used, and as of the Closing Date, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities and no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

         (l) SUBSIDIARIES. The Company has no Subsidiaries as of the Closing Date other than Guarantor.


                                    ARTICLE V
                                    ---------
                            SECURITY FOR OBLIGATIONS

         SECTION 5.01. COLLATERAL FOR THE OBLIGATIONS. Until paid in full, all of the Obligations will be secured by the following:

         (a) SECURITY AGREEMENT. The Obligations will be secured by a first priority security interest and lien in favor of the Bank in and to all of the assets of the Company created by the Security Agreement, subject only to Permitted Liens. The Company hereby affirms and acknowledges that the Security Agreement secures all of the Obligations and constitutes an amendment and restatement of that certain Security Agreement, dated June 9, 1994, executed by the Company in favor of the Bank.

         (b) MORTGAGES. The Obligations will further be secured by a first priority mortgage lien and security interest in favor of the Bank on the Real Estate and related property created by the Mortgages, subject only to Permitted Liens, including the 1997 Project Mortgage. Pursuant to Section 7.01 of this Agreement, each of the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse and the 1993 Huntingburg Mortgage-Mfg., shall be amended concurrently with the execution of this Agreement to provide that each such Mortgage secures all of the Obligations, which amendments shall be in form and substance the same as attached hereto as EXHIBITS "G-1," "G-2," AND "G-3," (collectively, the "MORTGAGE AMENDMENTS").

         (c) GUARANTY. The Obligations will further be secured by the unconditional, continuing guaranty of Guarantor in favor of the Bank pursuant to the Guaranty.

         (d) PLEDGED BONDS. In addition to all other collateral for the Obligations, the Obligations will further be secured by a first priority pledge of and a security interest in favor of the Bank in any 1993 Bonds, any 1994 Refunding Bonds and in any 1994 Equipment Bonds and in any Beneficial ownership Interests (as that term is defined in the Trust Indenture) for any Bonds which, in any case, are purchased with the proceeds of any Remarketing Drawing (the "PLEDGED BONDS"), which pledge and security interest the Company hereby grants to the Bank, subject only to Permitted Liens. As soon as possible following any Remarketing Drawing, and in any event within ten (10) days of the date of such Drawing, the Company shall take such acts and execute such documents as the Bank may require to perfect and maintain the perfection of the Bank's pledge of and security interest in and to the Pledged Bonds under applicable law, including to the extent applicable, Articles 8.1 and 9.1 of the Indiana Uniform Commercial Code, and the Company hereby authorizes the Bank to file on behalf of the Company without the Company's signatures such financing statements, amendments and continuations in such filing offices as the Bank deems necessary to effect same.


                                   ARTICLE VI
                                   ----------
                                 AFFIRMATIVE AND
                          NEGATIVE COVENANTS OF COMPANY

         SECTION 6.01. AFFIRMATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and for so long as the Company is entitled to receive any Advance or any Letters of Credit are outstanding, the Company shall strictly observe and shall cause each of its Subsidiaries strictly to observe, the following covenants:

         (a) CORPORATE EXISTENCE. The Company and each Subsidiary shall preserve its corporate existence.

         (b) REPORTS, CERTIFICATES AND OTHER INFORMATION. The Company shall furnish to the Bank copies of the following Financial Statements, certificates and other information:

                  (1) ANNUAL STATEMENTS. As soon as available and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Company, annual audited consolidated and consolidating Financial Statements for the Company and its Subsidiaries, audited by the Company's Auditors, showing their financial condition and results of operations as at the close of such fiscal year and for such fiscal year, all prepared in accordance with GAAP, accompanied by an opinion of the Company's Auditors, which opinion shall be without qualification (and the "management letter" if issued) and shall state that such audited Financial Statements present fairly the financial position of the Company and its Subsidiaries on a consolidated basis as of the date of such Financial Statements and the results of their operations and changes in their financial position for the period covered thereby, and that their examination in connection with such Financial Statements has been made in accordance with GAAP.

                  (2) INTERIM STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each successive 4-week or 5-week period comprising a fiscal month of the Company, a copy of the interim unaudited consolidated and consolidating financial statements of the Company and its Subsidiaries, consisting at a minimum of:

                           (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such period, and

                           (ii) the consolidated statement of income for such period and for the partial or full fiscal year ended as of the end of such period,

         all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with GAAP (except that they need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and its Subsidiaries and the results of their operations as of the dates of such statements and for the periods then ended.

                  (3) CERTIFICATES. Contemporaneously with the furnishing of each set of Financial Statements provided for in Sections 6.01(b)(1) and (2) of this Agreement, an Officer's Certificate.

                  (4) ORDERS. Prompt notice of any orders in any material proceedings to which the Company or any Subsidiary is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

                  (5) NOTICE OF DEFAULT OR LITIGATION. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company or any of its Subsidiaries, or the occurrence of any event which could have a material adverse effect upon the Company or any of its Subsidiaries, written notice thereof describing the same and the steps being taken with respect thereto.

                  (6) COMPLIANCE CERTIFICATES. Within thirty (30) days after the end of each fiscal month ending after the Closing Date, a certificate of the Chief Financial Officer or other appropriate officer of the Company demonstrating compliance with the financial covenants stated in
         Section 6.01(g) of this Agreement and compliance with the covenant limiting capital expenditures of the Company stated in Section 6.02(k) of this Agreement. Such certificate shall relate the covenants to the month-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

                  (7) REGISTRATION STATEMENTS AND REPORTS. Promptly upon filing with the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act of 1933, as amended, or any state securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations.

                  (8) OTHER INFORMATION. From time to time such other information concerning the Company or any of its Subsidiaries as the Bank may reasonably request.

                  (9) BORROWING BASE CERTIFICATES. Within twenty (20) days after the last Banking Day of each fiscal month, if any unpaid balance of the Obligations is outstanding as of such last Banking Day, and at the time of each Advance request made pursuant to Section 2.02(b) if at such time more than seven (7) days has elapsed since the Company submitted a Borrowing Base Certificate, a completed Borrowing Base Certificate, certified to the Bank by an Authorized Officer, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby.

                  (10) MONTHLY ACCOUNT RECEIVABLE AGINGS. As soon as available and in any event within twenty (20) days after the end of each fiscal month, a detailed report of the Company's accounts receivable, with agings and in such detail as the Bank may reasonably request from time to time.

         (c) BOOKS, RECORDS AND INSPECTIONS. The Company and its Subsidiaries shall maintain complete and accurate books and records, and permit access thereto by the Bank for purposes of inspection, copying and audit, and the Company and each Subsidiary shall permit the Bank to inspect its properties and operations at all reasonable times.

         (d) INSURANCE. In addition to any insurance required by any other Loan Documents and any Bond Documents, the Company and each Subsidiary shall maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Bank shall be named as additional insured and lender's loss payee on any such insurance policy under a standard lender's loss payable clause and to provide a copy of any such policy to the Bank.

         (e) TAXES AND LIABILITIES. The Company and each Subsidiary shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

         (f) COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Company and each Subsidiary shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

         (g) FINANCIAL COVENANTS. The Company and its Subsidiaries shall observe each of the following financial covenants:

                  (1) TANGIBLE NET WORTH. From and after the Closing Date, Tangible Net Worth at all times shall be at a level not less than (i) $15,000,000, PLUS (ii) Seventy-Five Percent (75%) of positive Net Income (if any) for each fiscal year of the Company ending after the Closing Date.

                  (2) FIXED CHARGE COVERAGE RATIO. As of the close of each fiscal quarter of the Company ending after the Closing Date, for the period of the four consecutive fiscal quarters which end on each such close, the Fixed Charge Coverage Ratio shall be not less than (i) 1.15:1 for each fiscal quarter ending on or before September 1, 2001,
         (ii) 1.05:1 for each fiscal quarter ending after September 1, 2001 and on or before December 1, 2001, (iii) 1.10:1 for each fiscal quarter ending after December 1, 2001 and on or before March 3, 2002, and (iv) 1.20:1 for each fiscal quarter ending after March 3, 2002.

                  (3) RATIO OF TOTAL FUNDED DEBT TO EBITDA. As of the close of each fiscal quarter of the Company ending after the Closing Date, for the period of the four consecutive fiscal quarters which end on each such close, the Ratio of Total Funded Debt to EBITDA shall be not greater than (i) 4.75:1 for the fiscal quarter ending on September 1, 2001, (ii) 5.25:1 for the fiscal quarter ending on December 1, 2001,
         (iii) 4.25:1 for the fiscal quarter ending on March 3, 2002, (iv) 3.50:1 for the fiscal quarter ending on June 1, 2002, (v) 3.75:1 for each fiscal quarter ending after June 1, 2002 and on or before November 30, 2002, (vi) 3.00:1 for each of the three (3) fiscal quarters ending, respectively, on March 1, May 31, and August 30, 2003, and for the three (3) corresponding fiscal quarters of each fiscal year thereafter, and (vii) 3.50:1 for the fiscal quarter ending on November 30, 2003, and for the corresponding fiscal quarter of each fiscal year thereafter.

                  (4) TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. As of the close of each fiscal quarter of the Company ending after the Closing Date, the ratio of Total Liabilities of the Company and its Subsidiaries to Tangible Net Worth shall be not greater than 3.00 to 1.00.

         (h) PRIMARY BANKING RELATIONSHIP. The Company shall maintain its primary concentration and deposit accounts with the Bank, provided, that, the Company shall use its best effort to effect same prior to such date.

         (i) EMPLOYEE BENEFIT PLANS. The Company shall maintain and shall cause any Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause any Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

         (j) HAZARDOUS SUBSTANCES. If the Company or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in the Environmental Reports or in the Schedule of Exceptions, the Company shall immediately notify the Bank of the commencement of such activity with respect to each such Hazardous Substance. The Company shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all Environmental Laws and other applicable federal, state and local laws and regulations. The Company shall notify the Bank immediately upon obtaining knowledge that:

                  (1) any premises which have at any time been owned or occupied by or have been under lease to the Company or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or

                  (2) the Company or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

         If the Company or any Subsidiary is notified of any event described in Sections 6.01(j)(1) or (2) above in addition to the events noted in any of the Environmental Reports or in the Schedule of Exceptions, the Company shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Company or the Subsidiary with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Company, and Company shall immediately establish reserves in the amount of the potential financial liability of the Company or the Subsidiary identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section 6.01(j) shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld. The Company shall provide an adequate reserve for the payment of all potential financial liability not covered by insurance upon the occurrence of any event described in this Section 6.01(j).

         (k) CAPITAL EXPENDITURES LIMITATION. The Company and its Subsidiaries shall not make Capital Expenditures in any fiscal year of the Company which in the aggregate exceed the amount of the depreciation expense of the Company and its Subsidiaries for the immediately preceding fiscal year of the Company.

         SECTION 6.02. NEGATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Company is entitled to receive any Advance or any Letter of Credit exists, the Company shall strictly observe and shall cause each of its Subsidiaries strictly to observe the following covenants:

         (a) RESTRICTED PAYMENTS. The Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for dividends payable entirely in capital stock. The Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any subordinated indebtedness of the Company. Notwithstanding any other provision of this Section 6.02(a), the Company may pay dividends or make other distributions from net income for the immediately preceding fiscal year to shareholders of the Company's Series C preferred stock as required by the agreements between the Company and such shareholders governing such stock, but only if no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of such payment or would result from such payment.

         (b) LIENS. Neither the Company nor any of its Subsidiaries shall create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any property or assets now owned or hereafter acquired, including, without limitation any of the Company's rights, title and interests in and to any Real Estate, whether leased or owned, except:

                  (1) liens in favor of the Bank created pursuant to the requirements of this Agreement or otherwise;

                  (2) any lien or deposit with any governmental agency required or permitted to qualify the Company or a Subsidiary to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

                  (3) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

                  (4) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in the business of the Company;

                  (5) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

                  (6) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

                  (7) those specific liens now existing described on the Schedule of Exceptions.

                  (8) purchase money liens on inventory being imported by the Company, securing the Company's obligations under commercial letters of credit issued by National City Bank, Louisville, Kentucky, for the account of the Company in an aggregate amount not to exceed $2,500,000 at any one time outstanding.

         (c) GUARANTIES. Neither the Company nor any Subsidiary shall be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

                  (1) guaranties in favor of the Bank;

                  (2) guaranties by endorsement of instruments for deposit made in the ordinary course of business; and

                  (3) those specific existing guaranties listed on the Schedule of Exceptions.

         (d) LOANS OR ADVANCES. Neither the Company nor any Subsidiary shall make or permit to exist any loans or advances to any other person or entity, except for:

                  (1) extensions of credit or credit accommodations to customers or vendors made by the Company or such Subsidiary in the ordinary course of its business as now conducted;

                  (2) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Company or Subsidiary in the course of discharging their assigned duties;

                  (3) the specific items listed on the Schedule of Exceptions.

         (e) MERGERS, CONSOLIDATIONS, SALES, ACQUISITION OR FORMATION OF SUBSIDIARIES. Neither the Company nor any Subsidiary shall be a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity. Neither the Company nor any Subsidiary shall acquire any material part of the assets of any other business entity, except in the ordinary course of business. Neither the Company nor any Subsidiary shall sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. Neither the Company nor any Subsidiary shall cause to be created or otherwise acquire any Subsidiaries without the prior written consent of the Bank.

         (f) MARGIN STOCK. The Company shall not use or cause or permit the proceeds of the Loans or any of the Bonds to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

         (g) OTHER AGREEMENTS. The Company shall not enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Documents or any of the Bond Documents.

         (h) JUDGMENTS. Neither the Company nor any Subsidiary shall permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

         (i) PRINCIPAL OFFICE. The Company shall not change the location of its principal office unless it gives not less than ten (10) days prior written notice of such change to the Bank.

         (j) HAZARDOUS SUBSTANCES. Neither the Company nor any Subsidiary shall allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Company or any Subsidiary.

         (k) LEASE OBLIGATIONS. Neither the Company nor any Subsidiary shall incur obligations under any Capital Leases.

         (l) ADDITIONAL DEBT. Neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Debt or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services or for Capital Lease obligations, except those disclosed on the Schedule of Exceptions, and except for Company's obligations under commercial letters of credit issued by National City Bank, Louisville, Kentucky, for the account of the Company to support inventory being imported by the Company in an aggregate amount not to exceed $2,500,000 at any one time outstanding.

         (m) OBLIGATIONS UNDER THE BOND DOCUMENTS. The Company will fully and timely pay and perform all of its obligations under those Bond Documents to which it is a party.


                                   ARTICLE VII
                                   -----------
                               LENDING CONDITIONS

         SECTION 7.01. CONDITIONS OF LENDING. The obligation of the Bank to make any Advance, to make the Term Loan and to issue any Letters of Credit shall be subject to fulfillment of each of the following conditions precedent:

         (a) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Company contained in Section 4.01 of this Agreement shall be true and correct as of the Closing Date and as of the date of each Advance, except that after the Closing Date: (i) the representations contained in Section 4.01(d) of this Agreement will be construed so as to refer to the latest Financial Statements furnished to the Bank by the Company pursuant to the requirements of this Agreement, (ii) the representations contained in Section 4.01(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, (iii) the representation contained in
Section 4.01(l) of this Agreement will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Company.

         (b) DOCUMENTS AND OTHER ITEMS TO BE FURNISHED AT CLOSING. The Bank shall have received contemporaneously with the execution of this Agreement, the following, each duly executed, currently dated (as applicable) and in form and substance satisfactory to the Bank:

                  (1) The Revolving Note, the DLC Note and the Term Note.

                  (2) The Security Agreement.

                  (3) The Guaranty.

                  (4) The Mortgage Amendments.

                  (5) Certified copies of the Resolutions of the respective Boards of Directors of the Company and the Guarantor authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which each of the Company and the Guarantor, respectively is a party.

                  (6) Certificates of the respective Secretaries of the Company and the Guarantor certifying the names of the officer or officers authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which each of the Company and the Guarantor, respectively, is a party, together with a sample of the true signature of each such officer.

                  (7) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents or the Bond Documents.

                  (8) Such other documents as the Bank may reasonably require.

         (c) DOCUMENTS TO BE FURNISHED AT TIME OF EACH ADVANCE UNDER THE REVOLVING LOAN. The Bank shall have received the following prior to making any Advance under the Revolving Loan, each duly executed and currently dated, unless waived at the Bank's discretion as provided in Section 2.02(b) of this
Agreement:

                  (1) An Application for an Advance.

                  (2) An Officer's Certificate.

                  (3) Such other information, reports and documents as the Bank may reasonably require, including, without limitation, the items set forth on SCHEDULE 2 attached hereto respecting the 1997 Project Real Estate.

         (d) DOCUMENTS TO BE FURNISHED AT TIME OF EACH TERM LOAN ADVANCE. The Bank shall have received the following prior to making each Term Loan Advance, each duly executed and currently dated, unless waived at the Bank's discretion as provided in Section 2.04(b) of this Agreement:

                  (1) An Application for an Advance.

                  (2) An Officer's Certificate.

                  (3) Such other information, reports and documents as the Bank may reasonably require.

         (e) POST-CLOSING CONDITIONS. The Bank shall have received the following as and when required below, as a condition of any further Advances under the
Loans:

                  (1) Within thirty (30) days after the Closing Date, at the Company's expense, endorsements to the title policies previously provided to the Bank with regard to the 1992 Huntingburg Real Estate, the 1993 Huntingburg Real Estate-Warehouse, and the 1993 Huntingburg Real Estate-Mfg., (i) advancing the effective dates of such policies to the date of recording of the Mortgage Amendments, (ii) providing that the insured mortgages are the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse, and the 1993 Huntingburg Mortgage-Mfg., respectively, as amended by the corresponding Mortgage Amendments, and
         (iii) insuring the contiguity of such adjacent parcels of Real Estate as the Bank may request.

                  (2) On or before January 15, 2002, at the Company's expense,
         (i) real estate evaluations (limited summary appraisals) of the Real Estate prepared by qualified appraisers satisfactory to the Bank, and
         (ii) each of the items set forth on SCHEDULE 2 attached hereto respecting the 1997 Project Real Estate.

                  (3) Within thirty (30) days after the Closing Date, copies of the respective file-marked Articles of Incorporation of the Company and the Guarantor certified as complete and correct by the respective Secretaries of State of Delaware and Kentucky, and copies of the respective By-Laws of the Company and the Guarantor, certified as complete and correct by the respective Secretaries of the Company and the Guarantor.

                  (4) Within thirty (30) days after the Closing Date, currently dated certificates of existence of the Company issued by the Secretary of State of Delaware and of the Guarantor issued by the Secretary of State of Kentucky, and certificates of good standing for the Company and the Guarantor for each other state in which the Company and the Guarantor, respectively, engages in business.


                                  ARTICLE VIII
                                  ------------
                         EVENTS OF DEFAULT--ACCELERATION

         SECTION 8.01. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

         (a) NONPAYMENT OF THE LOANS. Default in the payment when due of any amount payable under the terms of any of the Notes, or otherwise payable to the Bank or any other holder of the Notes under the terms of this Agreement.

         (b) NONPAYMENT OF OTHER DEBT. Default by the Company in the payment when due, whether by acceleration or otherwise, of any other material Debt for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other Debt if the effect of such default is to accelerate the maturity of such other Debt or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its scheduled maturity, unless the Company is contesting the existence of such default in good faith and by appropriate proceedings.

         (c) OTHER MATERIAL OBLIGATIONS. Subject to the expiration of any applicable grace period, default by the Company in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by the Company with respect to any material purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

         (d) BANKRUPTCY, INSOLVENCY, ETC. The Company admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company; or the Company applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or any property thereof, or the Company making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or for a substantial part of its property and not being discharged within sixty
(60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company, and, if involuntary, being consented to or acquiesced in by the Company or remaining for sixty (60) days undismissed.

         (e) WARRANTIES AND REPRESENTATIONS. Any warranty or representation made by the Company in this Agreement proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Bank proving to have been false or misleading in any material respect when made or delivered.

         (f) VIOLATIONS OF CERTAIN COVENANTS. Failure by the Company to comply with or perform any covenant stated in Section 6.02 or 6.01(g) of this Agreement, or to perform its obligations under Section 7.01(e)(2) of this Agreement.

         (g) CHANGE IN CONTROL PLUS CHANGE IN MANAGEMENT. If (i) a Change in Control occurs, and (ii) a Change in Management occurs.

         (h) NONCOMPLIANCE WITH OTHER PROVISIONS OF THIS AGREEMENT. Failure of the Company to comply with or perform any covenant or other provision of this Agreement or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 8.01) and continuance of such failure for thirty (30) days after notice thereof to the Company from the Bank.

         SECTION 8.02. EFFECT OF EVENT OF DEFAULT. When any Event of Default has occurred and is continuing, the Bank may take any or all of the following actions:

         (a) ACCELERATION OF LOANS. If any Event of Default described in Section 8.01(d) shall occur, maturity of the Loans shall immediately be accelerated and the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Bank shall become immediately due and payable, and the Commitments shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Notes may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of the Loans shall be accelerated and the Notes and the Loans evidenced thereby, and all other payment Obligations shall become immediately due and payable and the Commitments shall immediately terminate, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.

         (b) REFUSAL TO REINSTATE AN INTEREST DRAWING. The Bank may refuse to reinstate any Interest Drawing under any of the Credit Enhancement Letters of Credit by giving notice to the appropriate Trustee of such refusal in the manner and within the time provided under the terms of the appropriate Credit Enhancement Letter of Credit and the Bank may direct such Trustee to accelerate the maturity of the Bonds secured by such Credit Enhancement Letter of Credit as provided under the terms of the appropriate Trust Indenture.

         (c) BOND DOCUMENT REMEDIES. The Bank may notify each of the Trustees of the Event of Default with the result that the Trustees will, as required by the appropriate Trust Indenture, declare the principal of all the Bonds and the interest accrued thereon to be immediately due and payable and the Bank may exercise any other remedy available to the Bank under any of the Bond Documents.

         (d) DEPOSIT TO SECURE PAYMENT OF THE REIMBURSEMENT OBLIGATIONS. The Bank may demand that the Company immediately pay to the Bank an amount equal to the Maximum Available Credit. Such amount shall be due and payable to the Bank immediately upon demand. The Company grants to the Bank a pledge of and security interest in any and all funds (hereafter referred to in this Section 8.02(d) as a "SPECIAL COLLATERAL ACCOUNT") paid by the Company to the Bank, pursuant to the demand of the Bank made pursuant to this Section 8.02(d). Such pledge and security interest shall secure to the Bank all of the Obligations. The Company acknowledges that the Bank would not have adequate remedies at law for failure of the Company to honor any demand made pursuant to this Section 8.02(d) and, therefore, the Bank shall have the right to require the Company specifically to perform such undertaking whether or not any amounts are then due and payable by the Company to the Bank on account of its reimbursement obligation with respect to Drawings made under any of the Credit Enhancement Letters of Credit. In the event the Bank makes a demand pursuant to this Section 8.02(d) and the Company pays the funds demanded, the Bank will hold any Special Collateral Account without liability for interest thereon, provided that the Bank will, at the direction of the Company and for the account and risk of the Company, invest the funds of a Special Collateral Account in U.S. Treasury Bills with 30 days or less remaining until maturity. Any earnings from such investment may, at the discretion of the Bank, be released to the Company. After the Credit Enhancement Letters of Credit have expired and all of the Obligations have been satisfied, the Bank shall return to the Company any balance remaining in any Special Collateral Account established pursuant to the requirements of this Section 8.02(d).

         (e) OTHER REMEDIES. The Bank may pursue any other remedies available to it under any Credit Document or any Bond Document. The Bank may bring any other action available at law or in equity to enforce payment and performance or otherwise to collection the Obligations.

         (f) DEMAND OF FUNDS DEPOSITED PURSUANT TO ESCROW AGREEMENTS. The Bank may notify the Agent of the Event of Default (other than an Event of Default under Section 8.01(g) of this Agreement) with the result that the Agent will, as required by the Escrow Agreements, distribute to the Bank all "Escrowed Funds" (as that term is defined in each of the Escrow Agreements). The Bank shall be entitled, in its sole discretion, to use all or any portion of the Escrowed Funds to repay Obligations then outstanding in any order as the Bank in its sole discretion determines, or to deposit all or any portion of the Escrowed Funds in the Special Collateral Account established pursuant to Section 8.02(d) of this Agreement, with any funds that are deposited into the Special Collateral Account under the authority of this Section 8.02(f) subject, after deposit, to the pledge and other provisions of Section 8.02(d).

         The remedies enumerated in this Section 8.02 are not intended to be exclusive, but shall be in addition to any other statutory, equitable or contractual remedies available to the Bank.


                                   ARTICLE IX
                                   ----------
                                  MISCELLANEOUS

         SECTION 9.01. LETTER OF CREDIT PAYMENTS FROM BANK FUNDS. The Bank agrees for the benefit of each Trustee that all payments made in satisfaction of the Drawings under any of the Credit Enhancement Letters of Credit will be made from funds of the Bank and not from funds of the Company.

         SECTION 9.02. WAIVER -- AMENDMENTS. No delay on the part of the Bank, or any holder of the Notes in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

         SECTION 9.03. NOTICES. Any notice given under or with respect to this Agreement to the Company or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Bank (or other holder of the Notes) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

          The Company:     DMI Furniture, Inc.
                           One Oxmoor Place
                           101 Bullitt Lane
                           Louisville, Kentucky 40222
                           Attention: Phillip J. Keller, Vice President -
                           Finance and Chief Financial Officer

          The Bank:        Bank One, Indiana, National Association
                           Bank One Center/Tower - 4th Floor
                           111 Monument Circle
                           P.O. Box 7700
                           Indianapolis, Indiana  46277-0119
                           Attention:  Manager, Specialty Industries

         SECTION 9.04. COSTS, EXPENSES AND TAXES. The Company agrees to pay (without duplication), all of the following fees, costs and expenses incurred by the Bank: (i) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of the Loan Documents and any and all other documents furnished pursuant hereto or in connection herewith, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Bank (or, but not as well as the reasonable allocated costs of staff counsel) as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Bank, and in connection with the foregoing and the administration of this Agreement, (ii) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of any amendments or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant thereto or in connection therewith, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of counsel retained by the Bank relative thereto (or, but not as well as the reasonable allocated costs of staff counsel) as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Bank, and in connection with the foregoing and the administration of this Agreement, (iii) all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and taxes and, (iv) all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses of the Bank), if any, in connection with the enforcement of this Agreement, any Note and/or any other Loan Documents or other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, or any of the other Loan Documents or the issuance of any Note or the making of any of the Loans, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The Company shall reimburse the Bank for the reasonable costs and expenses incurred by the Bank in having its collateral audit department personnel conduct an annual on-site inspection and audit of the Company's assets which serve as collateral for the Obligations. Any portion of the foregoing fees, costs and expenses which remains unpaid following the Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at a per annum rate equal to the Prime Rate, plus the Applicable Spread, plus Two Percent (2%).

         SECTION 9.05. SEVERABILITY. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

         SECTION 9.06. CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         SECTION 9.07. GOVERNING LAW/VENUE. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. THE COMPANY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE COMPANY AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY MESSENGER, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS STATED IN SECTION 9.03 OF THIS AGREEMENT. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT OR AGREEMENT MADE IN CONNECTION HEREWITH AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

         SECTION 9.08. PRIOR AGREEMENTS, ETC. This Agreement supersedes all previous agreements and commitments made by the Bank and the Company with respect to the Loans and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank.

          SECTION 9.09. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns, provided that the Company's rights under this Agreement shall not be assignable without the prior written consent of the Bank.

         SECTION 9.10. THE COMPANY AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY TRIAL OR HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE COMPANY AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE COMPANY AND THE BANK. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the Bank and the Company have by their duly authorized officers executed this Agreement on the date first set forth above.

                               DMI FURNITURE, INC.,
                               a Delaware corporation

                               By:
                                  --------------------------------------------
                               Printed: Phillip J. Keller
                               Title:   Vice President - Finance and
                                        Chief Financial Officer

                                                          (the "COMPANY")

                               BANK ONE, INDIANA, NATIONAL
                               ASSOCIATION

                               By:
                                  --------------------------------------------
                               Printed: Steven P. Clemens
                               Title:   First Vice President

                                                          (the "BANK")


CONSENT AND ACKNOWLEDGMENT

         The undersigned consents to the execution and performance of the above Amended and Restated Credit Agreement.

DMI MANAGEMENT, INC.

By:
   --------------------------------------------------
Printed:  Phillip J. Keller
Title:    Vice President - Finance and
          Chief Financial Officer
Date:
     ------------------------------------------------

                           (the "GUARANTOR")

EXHIBITS:

  "A"                      Application for Advance
  "B"                      Officer's Certificate
  "C"                      Schedule of Exceptions
  "D"                      Revolving Note (Revolving Loan)
  "E"                      DLC Note (Documentary Letter of Credit Facility)
  "F"                      Term Note
  "G-1," "G-2," and "G-3"  Mortgage Amendments
  "H"                      Amended and Restated Guaranty
  "I"                      1997 Project Real Estate Description

SCHEDULES:

    1                      Documentary Letters of Credit

    2                      1997 Project Real Estate Requirements

                                    EXHIBIT A
                     APPLICATION FOR REVOLVING LOAN ADVANCE
                     --------------------------------------

BANK ONE, INDIANA, NA                           Date:
111 Monument Circle, 4th Fl.                         -----------------------
Indianapolis, Indiana 46277

Ladies and Gentlemen:

                  We request an Advance in the amount of $_______________ FOR VALUE on ___________________ ___, ____ ("REQUESTED ADVANCE"), which Requested Advance shall be an Advance of the Revolving Loan extended to us by you under and pursuant to the Amended and Restated Credit Agreement, effective as of October 23, 2001, between DMI FURNITURE, INC. (the "COMPANY") and BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "BANK"), as amended and/or restated from time to time (the "CREDIT AGREEMENT"). Terms which are defined in the Credit Agreement and which are not otherwise defined in this Application shall when used in this Application have the respective meanings ascribed to such terms in the Credit Agreement. The Requested Advance is to be the type and, if a LIBOR Advance, for the Interest Period shown below (check and complete as applicable):

        1.       TYPE OF REQUESTED ADVANCE:

                 _____    Advance with Prime-based Rate

                 _____    LIBOR Advance



        2.       INTEREST PERIOD FOR REQUESTED LIBOR ADVANCE (check one):

                 _____    One Month LIBOR Interest Period

                 _____    Two Month LIBOR Interest Period

                 _____    Three Month LIBOR Interest Period

                 _____    Six Month LIBOR Interest Period



         Please disburse the Requested Advance by crediting the amount thereof to our Account No. _____________________ maintained with the Bank.

                                Very truly yours,

                                DMI FURNITURE, INC.


                                By:
                                   ------------------------------------------
                                   Printed: Phillip J. Keller
                                   Title:   Vice President - Finance and
                                            Chief Financial Officer

                                    EXHIBIT B

                              OFFICER'S CERTIFICATE
                              ---------------------

I certify and represent to Bank One, Indiana, National Association ("Bank"), that I am the President or Chief Financial Officer (circle appropriate title) of DMI Furniture, Inc., a Delaware corporation (the "Company").

In accordance with the Amended and Restated Credit Agreement dated October 23, 2001, between the Company and the Bank (as the same has been amended, modified, supplemented and/or restated from time to time and at any time, the "Credit Agreement"), I certify to you that:

1. Each of the representations contained in Section 4.01 of the Credit Agreement are true and correct as of this date, except that: (i) the representation contained in Section 4.01(d) of the Credit Agreement shall be construed so as to refer to the latest Financial Statements which have been furnished to the Bank as of the date of this certificate, as provided in Paragraph 2 below; (ii) the representations contained in Section 4.01(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries; (iii) the representation contained in Section 4.01(l) of Credit Agreement shall be deemed to be amended to reflect the existence of any Subsidiary formed or acquired by the Company with the consent of the Bank; and (iv) all other representations will be construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing.

2. The financial statements of the Company as of __________________, 20___, and for the fiscal year then ended, and the financial statements as of ________________, 20__, and for the partial year then ended, present fairly the financial condition of the Company and the results of its operations as of the dates of such statements and for the fiscal periods then ended, and since the date of the latest of such statements there has been no material adverse change in its financial position or its operations.

3. No Event of Default or Unmatured Event of Default, as those terms are defined in the Credit Agreement, has occurred and is continuing.

4. All capitalized terms which are defined in the Credit Agreement shall have when used herein the same meanings as are ascribed to them in the Credit Agreement.

                                  Signed:
                                           ------------------------------
                                  Printed Name and Title: Phillip J. Keller, the Vice President - Finance and Chief Financial Officer of DMI Furniture, Inc.

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

4.01(e) LITIGATION AND CONTINGENT LIABILITIES. There are no exceptions to the representations contained in SECTION 4.01(e) of the Agreement with respect to litigation and contingent liabilities except for the following [if none, so state]:
                  NONE.

4.01(k) HAZARDOUS SUBSTANCES. There are no exceptions to the representation contained in SECTION 4.01(k) of the Agreement except for the following [if none, so state]: NONE.

6.02(b)(7)        LIENS. There are no Liens on any property of the Company
                  except for liens of the types described in items (1) through
                  (6) of the enumeration contained in SECTION 6.02(b)(7) of the Agreement and except for the following [if __________________ none, so state]: NONE.

6.02(c)(3)        GUARANTIES. The Company is not a guarantor or surety of, or otherwise responsible in any manner with respect to any undertaking of any other person or entity, except for the items of the type described in items (1) and (2) of the enumeration contained in SECTION 6.02(c)(3) of the Agreement and except for the following [if none, so state]: NONE.


6.02(d)(3)        LOANS AND ADVANCES. The Company does not have outstanding any loans or advances to any person or entity except for items of a type described in items (1) and (2) of the enumeration contained in SECTION 6.02(d)(3) of the Agreement and except for the following [if none, so state]: NONE.

6.02(m) INDEBTEDNESS. The Company presently has no indebtedness except for items of a type described in items enumerated in SECTION 6.02(m) of the Agreement and except for the following [if none, so state]: NONE.

                                    EXHIBIT D

                                 REVOLVING NOTE
                                 --------------
                                (Revolving Loan)


U.S. $23,000,000.00                                            October 23, 2001

         FOR VALUE RECEIVED, on or before the Scheduled Revolving Loan Maturity Date, DMI FURNITURE, INC., a Delaware corporation ("Maker"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at Bank One Center/Tower, 111 Monument Circle, Fourth Floor, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Twenty-Three Million Dollars ($23,000,000.00), or, if less, the aggregate unpaid principal amount of all Advances by the Bank under the Revolving Loan under the terms of the Amended and Restated Credit Agreement, dated October 23, 2001, by and between Maker and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"), together with interest thereon at the rates as provided in the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

         Interest accruing on the principal balance of this Revolving Note outstanding from time to time shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Revolving Note shall be applied in accordance with the terms of the Credit Agreement.

         This Revolving Note is the "Revolving Note" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which advances, payments, readvances and repayments may be made prior to the maturity of this Revolving Note, for the terms upon which Maker may make prepayments from time to time and at any time prior to the maturity of this Revolving Note and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Revolving Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

         If at any time the outstanding principal balance of this Revolving Note exceeds the Maximum Availability, Maker shall immediately make a principal payment on this Revolving Note in an aggregate principal amount equal to such excess.

         If any installment of interest due under the terms of this Revolving Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

         All amounts payable under this Revolving Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

         The holder of this Revolving Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Revolving Note, or reduced the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal Revolving Note or Revolving Notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Revolving Note and each of them consents to all extensions of the time of payment thereof.

         MAKER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS REVOLVING NOTE OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE RELATED DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS REVOLVING NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS REVOLVING NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.


         Executed and delivered this 23rd day of October, 2001.

                              DMI FURNITURE, INC.,
                              a Delaware corporation

                              By:
                                 ------------------------------------
                              Printed: Phillip J. Keller
                              Title:   Vice President - Finance and
                                       Chief Financial Officer

                                                             ("Maker")

                                    EXHIBIT E

                                    DLC NOTE
                                    --------
                     (Documentary Letter of Credit Facility)


U.S. $2,500,000.00                                             October 23, 2001

         FOR VALUE RECEIVED, on Demand, DMI FURNITURE, INC., a Delaware corporation ("Maker"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at Bank One Center/Tower, 111 Monument Circle, 4th Floor, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), or so much of such amount as may be due from Maker to Bank as Documentary Letter of Credit Loans arising under, pursuant to or in connection with the DLC Facility extended to Maker by the Bank under the Amended and Restated Credit Agreement, dated October 23, 2001, by and between Maker and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"), or under any Reimbursement Agreements, together with interest thereon at the rates as provided in Section 2.03(d) of the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

         Interest accruing on the principal balance of this DLC Note ("Note") outstanding from time to time shall be due and payable by Maker as it accrues. All amounts received on this Note shall be applied in accordance with the terms of the Credit Agreement.

         This Note is the "DLC Note" referred to in the Credit Agreement. All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

         The holder of this Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Note, or reduced the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal Note or Notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note and each of them consents to all extensions of the time of payment thereof.

         MAKER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE RELATED DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF

INDIANA, MARION COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.


         Executed and delivered this 23rd day of October, 2001.


                              DMI FURNITURE, INC.,
                              a Delaware corporation

                              By:
                                 -------------------------
                              Printed: Phillip J. Keller
                              Title:   Vice President - Finance and
                                       Chief Financial Officer

                                                              ("Maker")

                                    EXHIBIT F

                                    TERM NOTE
                                    ---------


U.S. $4,640,000.00                                             October 23, 2001

                  FOR VALUE RECEIVED, on or before the Scheduled Term Loan Maturity Date, DMI FURNITURE, INC., a Delaware corporation ("Maker"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at Bank One Center/Tower, 111 Monument Circle, Fourth Floor, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Four Million Six Hundred Forty Thousand Dollars ($4,640,000.00 ), or, if less, the aggregate unpaid principal amount of all Advances by the Bank under the Term Loan under the terms of the Amended and Restated Credit Agreement, dated October 23, 2001, by and between Maker and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"), together with interest thereon at the rates provided in the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

                  The principal of this Term Note and all interest accruing thereon shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Term Note shall be applied in accordance with the terms of the Credit Agreement.

                  This Term Note is the "Term Note" referred to in the Credit Agreement, to which reference is made for the terms upon which Maker may make prepayments from time to time and at any time prior to the maturity of this Term Note and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Term Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable. This Term Note evidences, in part, Advances made by the Bank to pay the unpaid principal balance of Maker's indebtedness to the Bank under Term Note A (as defined in the Original Agreement) and Term Note B (as defined in the Original Agreement), and this Term Note is secured by all collateral and guarantees securing such prior notes and as may be provided pursuant to the terms of the Credit Agreement. Reference is further made to the Credit Agreement for the terms and conditions under which not more than two (2) subsequent Advances of the Term Loan will be made following principal reduction payments required to be made on this Term Note.

                  If any installment of principal or interest due under the terms of this Term Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  All amounts payable under this Term Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

                  The holder of this Term Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Term Note, or reduced the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Term Note and each of them consents to all extensions of the time of payment thereof.

                  MAKER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS TERM NOTE OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE RELATED DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS TERM NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS TERM NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.


                  Executed and delivered this 23rd day of October, 2001.

                              DMI FURNITURE, INC.,
                              a Delaware corporation

                              By:
                                 -------------------------------------
                              Printed: Phillip J. Keller
                              Title:   Vice President - Finance and
                                       Chief Financial Officer

                                                           ("Maker")

                                   EXHIBIT G-1

                          SIXTH AMENDMENT TO MORTGAGE,
                          ----------------------------
                     SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     ---------------------------------------
                               AND FIXTURE FILING
                               ------------------
                           (1992 Huntingburg Mortgage)

         THIS SIXTH AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING ("Mortgage Amendment") is executed between DMI FURNITURE, INC., a Delaware corporation ("Mortgagor") and BANK ONE, INDIANA, NATIONAL ASSOCIATION, formerly known as Bank One, Indianapolis, National Association (the "Bank").

         NOW THEREFORE, the Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated December 4, 1992, executed by Mortgagor in favor of the Bank, recorded on December 7, 1992, in the Office of the Recorder of Dubois County, Indiana, as Instrument #168207, in Mortgage Book 281, Page 97, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, effective as of November 12, 1993, recorded on November 12, 1993, in the Office of the Recorder of Dubois County, Indiana, as Instrument #174844, in Mortgage Book 304, Page 390, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 9, 1994, recorded on June 13, 1994, in the Office of the Recorder of Dubois County, Indiana, as Instrument #178773, in Mortgage Book 318, Page 25, and by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 10, 1994, recorded on October 28, 1994, in the Office of the Recorder of Dubois County, Indiana, as Instrument #181216, in Mortgage Book 325, Page 158, and by a Fourth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 2, 1997 recorded on October 29, 1997, in the Office of the Recorder of Dubois County, Indiana, as Instrument # 202983, in Mortgage Record 400, Page 150, and by a Fifth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of August 27, 1998, recorded on April 19, 1999, in the Office of the Recorder of Dubois County, Indiana, as Instrument #217033, in Mortgage Record 459, Page 224 (as the same may have been further amended, modified, supplemented and/or restated from time to time and at any time, the "Mortgage"), is hereby amended as follows:

         1. The first full paragraph on page 2 of the Mortgage is amended in its entirety to read and provide as follows:

                  "This Mortgage secures all of the "Obligations" (as hereinafter defined). As used in this Mortgage, the term: (i) "Obligations" means all obligations of the Mortgagor in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to all "Obligations" (as such term is defined in the Credit Agreement) of the Mortgagor, and all of the obligations of the Mortgagor to the Bank evidenced by, arising under, pursuant to or in connection with the Notes, the Guaranty and the Reimbursement Agreements, and all now existing and future obligations of the Mortgagor to the Bank, however created, evidenced, or acquired, whether direct or indirect, absolute or contingent, matured or unmatured, including future obligations and advances to the same extent as if such future obligations and advances were made on the date of the execution of this Mortgage (it being understood that the Bank is not under any obligation to make any future advances except as specifically set forth in the Credit Agreement); provided however, that any such future obligations or advances shall be secured by this Mortgage up to the maximum aggregate amount of $40,000,000.00 outstanding at any time; (ii) "Credit Agreement" means the Amended and Restated Credit Agreement, dated October ____, 2001, between Mortgagor and the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time; and (iii) "Notes", "Guaranty" and "Reimbursement Agreements" each have the respective meanings ascribed to such terms in the Credit Agreement. The Obligations evidenced by the "Revolving Note" and the "DLC Note" (as such terms are defined in the Credit Agreement) have a final maturity date of December 31, 2002. The Obligations evidenced by the "Term Note" (as such term is defined in the Credit Agreement) have a final maturity date of September 30, 2006. All of the Obligations, including those arising under the Credit Agreement, are secured as they now exist and as they may be extended, renewed, increased or otherwise changed by any amendment to any instrument or agreement which now or hereafter evidences, secures or expresses terms applicable to any of the Obligations, including amendments to the Credit Agreement and any "Loan Document" (as such term is defined in the Credit Agreement)."

         Except as provided herein, nothing contained herein shall be deemed to constitute a termination, release, or waiver of the Mortgage or otherwise change, modify, alter, or amend, directly or indirectly, the Mortgage, and the Mortgage shall remain in full force and effect until all indebtedness, obligations and liabilities secured thereby are paid in full.

         IN WITNESS WHEREOF, the parties hereto have executed this Mortgage Amendment as of the ______ day of October, 2001.

DMI FURNITURE, INC.                         BANK ONE, INDIANA,
                                            NATIONAL ASSOCIATION

By:                                         By:
   ------------------------------              ---------------------------------

Printed:  Phillip J. Keller                 Printed:  Steven P. Clemens
Title:    Vice President - Finance and      Title:    First Vice President
          Chief Financial Officer

                      ("Mortgagor")                               ("Bank")

                                 ACKNOWLEDGMENTS

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

                  Before me, a Notary Public in and for the State of Indiana, personally appeared Phillip J. Keller, the Vice President - Finance and Chief Financial Officer of DMI Furniture, Inc., who, having been first duly sworn, acknowledged the execution of the foregoing instrument as its duly authorized officer.

                  WITNESS my hand and Notarial Seal this ____ day of October, 2001.

                                     -----------------------------------
                                     Notary Public

                                     -----------------------------------
                                     Printed
I am a resident of
__________ County, ______________________.

My commission expires:

----------------------

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

                  Before me, a Notary Public in and for the State of Indiana, personally appeared Steven P. Clemens, the First Vice President of BANK ONE, INDIANA, NATIONAL ASSOCIATION, who, having been first duly sworn, acknowledged the execution of the foregoing instrument as its duly authorized officer.

                  WITNESS my hand and Notarial Seal this ____ day of October, 2001.

                                        -----------------------------------
                                        Notary Public

                                        -----------------------------------
                                        Printed
I am a resident of
__________ County, Indiana.

My commission expires:

----------------------

This instrument was prepared by and when recorded return to Stephen A. Claffey, Attorney at Law, Baker & Daniels, 300 North Meridian Street, Indianapolis, Indiana 46204, (317) 237-0300.

                                   EXHIBIT G-2

                          FIFTH AMENDMENT TO MORTGAGE,
                          ----------------------------
                     SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     ---------------------------------------
                               AND FIXTURE FILING
                               ------------------
                      (1993 Huntingburg Mortgage-Warehouse)

         THIS FIFTH AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING ("Mortgage Amendment") is executed between DMI FURNITURE, INC., a Delaware corporation ("Mortgagor") and BANK ONE, INDIANA, NATIONAL ASSOCIATION, formerly known as Bank One, Indianapolis, National Association (the "Bank").

         NOW THEREFORE, the Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated November 10, 1993, executed by Mortgagor in favor of the Bank, recorded on November 12, 1993, in the Office of the Recorder of Dubois County, Indiana, as Instrument 174845, in Mortgage Book 304, Page 393, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 9, 1994, recorded on June 13, 1994, in the Office of the Recorder of Dubois County, Indiana, as Instrument #178806, in Mortgage Book 318, Page 108, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 10, 1994, recorded on October 28, 1994, in the Office of the Recorder of Dubois County, Indiana, as Instrument #181214, in Mortgage Book 325, Page 152, and by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 2, 1997, recorded on October 28, 1997, in the Office of the Recorder of Dubois County, Indiana, as Instrument #202981, in Mortgage Record 400, Page 142, and by a Fourth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of August 27, 1998, recorded on April 19, 1999, in the Office of the Recorder of Dubois County, Indiana, as Instrument #217035, in Mortgage Record 459, Page 232 (as the same may have been further amended, modified, supplemented and/or restated from time to time and at any time, the "Mortgage"), is hereby amended as follows:

         1. The first full paragraph on page 2 of the Mortgage is amended in its entirety to read and provide as follows:

                  "This Mortgage secures all of the "Obligations" (as hereinafter defined). As used in this Mortgage, the term: (i) "Obligations" means all obligations of the Mortgagor in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to all "Obligations" (as such term is defined in the Credit Agreement) of the Mortgagor, and all of the obligations of the Mortgagor to the Bank, evidenced by, arising under, pursuant to or in connection with the Notes, the Guaranty and the Reimbursement Agreements, and all now existing and future obligations of the Mortgagor to the Bank, however created, evidenced, or acquired, whether direct or indirect, absolute or contingent, matured or unmatured, including future obligations and advances to the same extent as if such future obligations and advances were made on the date of the execution of this Mortgage (it being understood that the Bank is not under any obligation to make any future advances except as specifically set forth in the Credit Agreement); provided however, that any such future obligations or advances shall be secured by this Mortgage up to the maximum aggregate amount of $40,000,000.00 outstanding at any time; (ii) "Credit Agreement" means the Amended and Restated Credit Agreement, dated October ____, 2001, between Mortgagor and the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time; and (iii) "Notes", "Guaranty" and "Reimbursement Agreements" each have the respective meanings ascribed to such terms in the Credit Agreement. The Obligations evidenced by the "Revolving Note" and "DLC Note" (as such terms are defined in the Credit Agreement) have a final maturity date of December 31, 2002. The Obligations evidenced by the "Term Note" (as such term is defined in the Credit Agreement) have a final maturity date of September 30, 2006. All of the Obligations, including those arising under the Credit Agreement, are secured as they now exist and as they may be extended, renewed, increased or otherwise changed by any amendment to any instrument or agreement which now or hereafter evidences, secures or expresses terms applicable to any of the Obligations, including amendments to the Credit Agreement and any "Loan Document" (as such term is defined in the Credit Agreement)."

                  Except as provided herein, nothing contained herein shall be deemed to constitute a termination, release, or waiver of the Mortgage or otherwise change, modify, alter, or amend, directly or indirectly, the Mortgage, and the Mortgage shall remain in full force and effect until all indebtedness, obligations and liabilities secured thereby are paid in full.

                  IN WITNESS WHEREOF, the parties hereto have executed this Mortgage Amendment as of the _____ day of October, 2001.

DMI FURNITURE, INC.                         BANK ONE, INDIANA,
                                            NATIONAL ASSOCIATION

By:                                         By:
   ------------------------------              ---------------------------------
Printed:  Phillip J. Keller                 Printed:  Steven P. Clemens
Title:    Vice President - Finance and      Title:    First Vice President
          Chief Financial Officer

                     ("Mortgagor")                                ("Bank")

                                 ACKNOWLEDGMENTS

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

                  Before me, a Notary Public in and for the State of Indiana, personally appeared Phillip J. Keller, the Vice President - Finance and Chief Financial Officer of DMI Furniture, Inc., who, having been first duly sworn, acknowledged the execution of the foregoing instrument as its duly authorized officer.

                  WITNESS my hand and Notarial Seal this ____ day of October, 2001.

                                 -----------------------------------
                                 Notary Public

                                 -----------------------------------
                                 Printed
I am a resident of
__________ County, ______________________.

My commission expires:

----------------------

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

                  Before me, a Notary Public in and for the State of Indiana, personally appeared Steven P. Clemens, the First Vice President of BANK ONE, INDIANA, NATIONAL ASSOCIATION, who, having been first duly sworn, acknowledged the execution of the foregoing instrument as its duly authorized officer.

                  WITNESS my hand and Notarial Seal this ____ day of October, 2001.

                                      -----------------------------------
                                      Notary Public

                                      -----------------------------------
                                      Printed
I am a resident of
__________ County, Indiana.

My commission expires:

----------------------

This instrument was prepared by and when recorded return to Stephen A. Claffey, Attorney at Law, Baker & Daniels, 300 North Meridian Street, Indianapolis, Indiana 46204, (317) 237-0300.

                                   EXHIBIT G-3

                          FIFTH AMENDMENT TO MORTGAGE,
                          ----------------------------
                     SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     ---------------------------------------
                               AND FIXTURE FILING
                               ------------------
                    (1993 Huntingburg Mortgage-Manufacturing)

         THIS FIFTH AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING ("Mortgage Amendment") is executed between DMI FURNITURE, INC., a Delaware corporation ("Mortgagor") and BANK ONE, INDIANA, NATIONAL ASSOCIATION, formerly known as Bank One, Indianapolis, National Association (the "Bank").

         NOW THEREFORE, the Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated December 15, 1993, executed by Mortgagor in favor of the Bank, recorded on December 16, 1993, in the Office of the Recorder of Dubois County, Indiana, as Instrument #175583, in Mortgage Book 307, Page 154, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated June 9, 1994, recorded on June 14, 1994, in the Office of the Recorder of Dubois County, Indiana, as Instrument #178807, in Mortgage Book 318, Page 111, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 10, 1994, recorded on October 28, 1994, in the Office of the Recorder of Dubois County, Indiana, as Instrument #181215, in Mortgage Book 325, Page 155, and by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 3, 1997, recorded on October 28, 1997, in the Office of the Recorder of Dubois County, Indiana, as Instrument #202982, in Mortgage Record 400, Page 146, and by a Fourth Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of August 27, 1998, recorded on April 19, 1999, in the Office of the Recorder of Dubois County, Indiana, as Instrument #217034, in Mortgage Record 459, Page 228 (as the same may have been further amended, modified, supplemented and/or restated from time to time and at any time, the "Mortgage"), is hereby amended as follows:

         1. The first full paragraph on page 2 of the Mortgage is amended in its entirety to read and provide as follows:

                  "This Mortgage secures all of the "Obligations" (as hereinafter defined). As used in this Mortgage, the term: (i) "Obligations" means all obligations of the Mortgagor in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to all "Obligations" (as such term is defined in the Credit Agreement) of the Mortgagor, and all of the obligations of the Mortgagor to the Bank evidenced by, arising under, pursuant to or in connection with the Notes, the Guaranty and the Reimbursement Agreements, and all now existing and future obligations of the Mortgagor to the Bank, however created, evidenced, or acquired, whether direct or indirect, absolute or contingent, matured or unmatured, including future obligations and advances to the same extent as if such future obligations and advances were made on the date of the execution of this Mortgage (it being understood that the Bank is not under any obligation to make any future advances except as specifically set forth in the Credit Agreement); provided however, that any such future obligations or advances shall be secured by this Mortgage up to the maximum aggregate amount of $40,000,000.00 outstanding at any time; (ii) "Credit Agreement" means the Amended and Restated Credit Agreement, dated October ____, 2001, between Mortgagor and the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time; and (iii) "Notes", "Guaranty" and "Reimbursement Agreements" each have the respective meanings ascribed to such terms in the Credit Agreement. The Obligations evidenced by the "Revolving Note" and the "DLC Note" (as such terms are defined in the Credit Agreement) have a final maturity date of December 31, 2002. The Obligations evidenced by the "Term Note" (as such term is defined in the Credit Agreement) have a final maturity date of September 30, 2006. All of the Obligations, including those arising under the Credit Agreement, are secured as they now exist and as they may be extended, renewed, increased or otherwise changed by any amendment to any instrument or agreement which now or hereafter evidences, secures or expresses terms applicable to any of the Obligations, including amendments to the Credit Agreement and any "Loan Document" (as such term is defined in the Credit Agreement)."

                  Except as provided herein, nothing contained herein shall be deemed to constitute a termination, release, or waiver of the Mortgage or otherwise change, modify, alter, or amend, directly or indirectly, the Mortgage, and the Mortgage shall remain in full force and effect until all indebtedness, obligations and liabilities secured thereby are paid in full.

                  IN WITNESS WHEREOF, the parties hereto have executed this Mortgage Amendment as of the _____ day of October, 2001.

DMI FURNITURE, INC.                         BANK ONE, INDIANA,
                                            NATIONAL ASSOCIATION

By:______________________________           By:_________________________________
Printed:  Phillip J. Keller                 Printed:  Steven P. Clemens
Title:    Vice President - Finance and      Title:    First Vice President
          Chief Financial Officer

                     ("Mortgagor")                                 ("Bank")

                                 ACKNOWLEDGMENTS

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

                  Before me, a Notary Public in and for the State of Indiana, personally appeared Phillip J. Keller, the Vice President - Finance and Chief Financial Officer of DMI Furniture, Inc., who, having been first duly sworn, acknowledged the execution of the foregoing instrument as its duly authorized officer.

                  WITNESS my hand and Notarial Seal this ____ day of October, 2001.

                                      -----------------------------------
                                      Notary Public

                                      -----------------------------------
                                      Printed
I am a resident of
__________ County, ______________________.

My commission expires:

----------------------

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

          Before me, a Notary Public in and for the State of Indiana, personally appeared Steven P. Clemens, the First Vice President of BANK ONE, INDIANA, NATIONAL ASSOCIATION, who, having been first duly sworn, acknowledged the execution of the foregoing instrument as its duly authorized officer.

          WITNESS my hand and Notarial Seal this ____ day of October, 2001

                                   -----------------------------------
                                   Notary Public
                                   -----------------------------------
                                   Printed
I am a resident of
__________ County, Indiana.

My commission expires:

----------------------

This instrument was prepared by and when recorded return to Stephen A. Claffey, Attorney at Law, Baker & Daniels, 300 North Meridian Street, Indianapolis, Indiana 46204, (317) 237-0300.

                                    EXHIBIT H

                          AMENDED AND RESTATED GUARANTY
                          -----------------------------

                  FOR VALUABLE CONSIDERATIONS, the receipt and sufficiency of which are hereby acknowledged, and in consideration of credit given, being given and to be given, and of other financial accommodations afforded or to be afforded by BANK ONE, INDIANA, NATIONAL ASSOCIATION ("CREDITOR") to DMI FURNITURE, INC., a Delaware corporation ("DEBTOR"), the undersigned, DMI MANAGEMENT, INC., a Kentucky corporation ("GUARANTOR"), hereby unconditionally guarantees the full and prompt payment when due of the Guaranty Obligations (as defined herein), together with all costs, attorneys' fees and expenses paid or incurred by Creditor in endeavoring to collect the Guaranty Obligations.

                  Debtor and Creditor are parties to an Amended and Restated Credit Agreement, dated as of October 23, 2001 (referred to herein as the same hereafter may be amended and/or restated from time to time and at any time as the "CREDIT AGREEMENT"). This Guaranty amends, and as so amended, restates and replaces that certain Guaranty Agreement dated as of June 9, 1994, executed by Guarantor in favor of Creditor with respect to the indebtedness and obligations of Debtor to Creditor.

                  This Guaranty is an absolute and unconditional guarantee of the payment of the Guaranty Obligations, and shall continue and be in full force and effect until all of the Guaranty Obligations shall be fully paid and no further Guaranty Obligations may thereafter arise. Certain other Persons may guarantee payment of all or part of the Guaranty Obligations (such Persons being referred to herein collectively as the "OTHER GUARANTORS"). Guarantor acknowledges and agrees that Guarantor's liability with respect to the Guaranty Obligations shall not be diminished, discharged, released or otherwise affected in any way in the event any of the Other Guarantors fails to execute a guaranty of the Guaranty Obligations, fails to be bound thereby, fails to perform thereunder or in the event that such guaranty shall be invalid or unenforceable in whole or in part for any reason.

                  Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the Guaranty Obligations, protest and notice of protest, diligence in collecting and in the bringing of suit against any other party, and Creditor shall be under no obligation to notify Guarantor of its acceptance of this Guaranty or of any advances made or credit extended on the faith hereof or the failure of Debtor to pay any of the Guaranty Obligations as they mature, or to use diligence in preserving the liability of any Person (including, without limitation, Debtor) on the Guaranty Obligations or in bringing suit to enforce collection of the Guaranty Obligations. To the full extent allowed by applicable law, Guarantor waives all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Guaranty Obligations and waives, to the full extent allowed by applicable law, all defenses based upon questions as to the validity, legality or enforceability of the Guaranty Obligations.

                  Creditor, without authorization from or notice to Guarantor and without impairing or affecting the liability of Guarantor hereunder, may from time to time at its discretion and with or without valuable consideration, alter, compromise, accelerate, extend or change the time or manner for the payment of any or all of the Guaranty Obligations owed to it, extend additional loans, credit and financial accommodations and otherwise create additional Guaranty Obligations, increase or reduce the rate of interest thereon, take and surrender security, exchange collateral by way of substitution, or in any way it deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate collateral, add or release or discharge endorsers, guarantors or other obligors (including, without limitation, Debtor) make changes of any sort whatever in the terms of payment of the Guaranty Obligations owed to it or of doing business with Debtor, settle or compromise with Debtor or any other Person or Persons liable on the Guaranty Obligations owed to it (including, without limitation, Debtor) and direct the order or manner of sale of any security or collateral, all on such terms at it may see fit, and may apply all moneys received from Debtor or others, or from any security or collateral held by it (whether held under a security instrument or not) in such manner upon the Guaranty Obligations owed to it (whether then due or not) as it may determine to be in its best interest, without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Guaranty Obligations. It is specifically agreed that Creditor is not required to retain, hold, protect, exercise due care with respect thereto or perfect security interests in or otherwise assure or safeguard any collateral or security for the Guaranty Obligations. No exercise or nonexercise by Creditor of any right or remedy of Creditor shall in any way affect any of Guarantor's obligations hereunder or any security furnished by Guarantor or give Guarantor any recourse against Creditor.

                  The liability of Guarantor hereunder shall continue notwithstanding the incapacity, death, disability, dissolution or termination of any other or others (including, without limitation, Debtor). Neither (i) the failure of Creditor to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Debtor or of any other or others, (ii) the disallowance or avoidance under the Federal Bankruptcy Code (11 U.S.C. Section 101 ET SEQ., as amended) (the "BANKRUPTCY CODE") of all or any portion of Creditor's claims for repayment of the Guaranty Obligations or any security for the Guaranty Obligations, (iii) the use of cash or non-cash collateral under Section 363 of the Bankruptcy Code or any financing, extension of credit by Creditor or grant of security interest to Creditor under Section 364 of the Bankruptcy Code, nor (iv) any election of Creditor in a proceeding instituted under the Bankruptcy Code, including without limitation any election of the application of Section 1111(b)(2) of the Bankruptcy Code, shall affect the liability of Guarantor hereunder; nor shall Guarantor be released from liability if recovery from Debtor or any other Person becomes barred by any statute of limitations or is otherwise restricted or prevented.

                  Creditor shall not be required to pursue any other remedies before invoking the benefits of the guaranty of payment contained herein, and specifically it shall not be required to exhaust its remedies against Debtor or any surety or guarantor other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Guaranty

Obligations. Creditor may maintain an action on this Guaranty whether or not Debtor is joined therein or separate action is brought against Debtor.

                  Guarantor absolutely and unconditionally covenants and agrees that in the event Debtor defaults in payment of the Guaranty Obligations, or any part thereof, for any reason, when such becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor on demand and without further notice of dishonor and without any notice with respect to any matter or occurrence having been given to Guarantor previous to such demand, shall pay the Guaranty Obligations.

                  Guarantor further agrees that to the extent Debtor, Guarantor or any other Person makes a payment or transfers an interest in any property to Creditor or the Creditor enforces any security interest or lien or exercises any rights of set-off, and such payment or transfer or proceeds of such enforcement or set-off, or any portion thereof, are subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to Debtor, Debtor's estate, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the Guaranty Obligations or part thereof intended to be satisfied shall be revived and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and continued in full force and effect as if said payment or transfer had not been made or such enforcement or set-off had not occurred.

                  The payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranty Obligations or any proceeds thereof, or any security therefor. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS GUARANTY OR THE CREDIT AGREEMENT, GUARANTOR HEREBY UNCONDITIONALLY WAIVES: (1) ANY CLAIM OR OTHER RIGHT, NOW EXISTING OR HEREAFTER ARISING, AGAINST DEBTOR OR ANY OTHER PERSON PRIMARILY OR CONTINGENTLY LIABLE FOR ALL OR ANY PART OF THE GUARANTY OBLIGATIONS, WHICH ARISES FROM OR BY VIRTUE OF THE EXISTENCE OR PERFORMANCE OF THIS GUARANTY, INCLUDING, WITHOUT
LIMITATION: (A) ANY RIGHT OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION, INDEMNIFICATION, OR OTHER RIGHT TO PAYMENT, WHETHER OR NOT SUCH RIGHT IS REDUCED TO JUDGMENT, LIQUIDATED, UNLIQUIDATED, FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED; OR (B) ANY RIGHT TO AN EQUITABLE REMEDY FOR BREACH OF PERFORMANCE IF SUCH BREACH GIVES RISE TO A RIGHT TO PAYMENT, WHETHER OR NOT SUCH RIGHT TO AN EQUITABLE REMEDY IS REDUCED TO A JUDGMENT, FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, SECURED OR UNSECURED; AND (2) ANY RIGHT TO PARTICIPATE OR SHARE IN ANY RIGHT, REMEDY OR CLAIM OF CREDITOR AGAINST ANY OF DEBTOR'S INCOME OR ASSETS OR WITH RESPECT TO ANY COLLATERAL OR OTHER SECURITY FOR ALL OR ANY PART OF THE GUARANTY OBLIGATIONS OR ANY OTHER RIGHT OR CLAIM OF CREDITOR OF RECOURSE TO AND WITH RESPECT TO ANY ASSETS, INCOME OR PROPERTIES OF DEBTOR.

                  Guarantor represents and warrants to Creditor that (i) Guarantor is solvent; (ii) the execution and delivery of this Guaranty by Guarantor was not undertaken by Guarantor with the "intent to hinder, delay, or defraud" (within the meaning of Indiana Code Section 32-2-7-14 and Section 548(a)(1) of the United States Bankruptcy Code) creditors or any other Persons; and (iii) that neither this Guaranty nor the payment or performance by Guarantor of its obligations arising under or pursuant to this Guaranty do or are intended to render Guarantor insolvent, undercapitalized or in a condition of financial stringency; and (iv) the Guaranty is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms. If at any time any portion of the obligations of Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the Guaranty Obligations under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the full extent permitted by applicable law. Notwithstanding anything in this Guaranty to the contrary, the liability of Guarantor hereunder shall be limited to the maximum amount which would not result in any one of the following conditions:

         (1) this Guaranty would constitute a fraudulent transfer within the meaning of Section 548(a) of the Bankruptcy Code;

         (2) this Guaranty would constitute a fraudulent transfer within the meaning of Ind. Code Section 32-2-1-14, ET SEQ.; or

         (3) this Guaranty would constitute a fraudulent conveyance or fraudulent transfer within the meaning of any other applicable Federal or state bankruptcy, insolvency or other similar law or judicial decision.

                  All principal of and interest on any and all indebtedness, liabilities and obligations of Debtor to Guarantor (the "SUBORDINATED DEBT"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by a written instrument or not, shall be expressly subordinated to the Guaranty Obligations. Guarantor agrees not to receive or accept any payment of the Subordinated Debt at any time after and during the continuance of any Event of Default (as defined in the Credit Agreement); and, in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Creditor and forthwith turn it over to Creditor, in the form received, to be applied to the Guaranty Obligations.

                  The rights of Creditor are cumulative and shall not be exhausted by its exercise of any of its rights under this Guaranty or otherwise against Guarantor or by any number of successive actions until and unless each and all of the obligations of Guarantor under this Guaranty have been fully performed, satisfied and discharged.

                  When used in this Guaranty, the term: (a) "GUARANTY" shall mean this Guaranty, as the same may be amended and/or restated from time to time and at any time; (b) "GUARANTY OBLIGATIONS" shall mean all of the following, collectively:

                  (1) all indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed by Debtor to Creditor, now existing or hereafter arising, including, without limiting the generality of the foregoing all "Obligations" (as such term is defined in the Credit Agreement); and

                  (2) all extensions, renewals, amendments, restatements or replacements of the foregoing, together with all costs, expenses and reasonable attorneys' fees incurred by Creditor in the enforcement or collection of any of the foregoing, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by Creditor owed to some other Person;

(c) "PERSON" shall mean an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

                  This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Indiana in all respects and shall not be waived, altered, modified or amended as to any of its terms or provisions except in writing duly signed by Creditor and Guarantor. This Guaranty shall bind Guarantor and Guarantor's successors, assigns and legal representatives, and shall inure to the benefit of all transferees, credit participants, assignees, successors and endorsees of Creditor. The failure of any Person to execute or be bound by this Guaranty shall not release or affect the liability of Guarantor, and the liability of Guarantor under this Guaranty is not conditioned or contingent upon or subject in any way to obtaining or retaining the primary or secondary liability of any party or parties with respect to all or any part of the Guaranty Obligations (including, without limitation, Debtor and the Other Guarantors).

                  Creditor is relying and is entitled to rely upon each and all of the provisions of this Guaranty; and accordingly if any provision or provisions of this Guaranty should be held to be invalid or ineffective, then all other provisions shall continue in full force and effect.

                  As long as this Guaranty is in effect, Guarantor shall furnish to Creditor, upon request, the following:

                  a. CERTIFICATE REGARDING SOLVENCY. At such times as Creditor may reasonably require, a "Certificate Regarding Solvency" in the form of the attached "Annex".

                  b. OTHER INFORMATION. Such other information relating to the financial condition of Guarantor as Creditor may reasonably require.


                  GUARANTOR AND CREDITOR (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTOR AND CREDITOR ARISING IN ANY WAY OUT OF OR WHICH IN ANY WAY INVOLVES ANY OF THE RIGHTS, OBLIGATIONS OR REMEDIES OF ANY PARTY TO THIS GUARANTY OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT TO OR OTHERWISE IN CONNECTION WITH THIS GUARANTY OR THE CREDIT AGREEMENT, OR ANY RELATIONSHIP BETWEEN GUARANTOR AND CREDITOR. THIS PROVISION IS A MATERIAL INDUCEMENT TO CREDITOR TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.

                  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF

INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. GUARANTOR AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS GUARANTY OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

                  Executed and delivered to Creditor as of the 23rd day of October, 2001.
                        DMI Management, Inc., a Kentucky corporation


                        By: ________________________________________
                        Printed: Phillip J. Keller
                        Its:     Vice President - Finance and
                                 Chief Financial Officer
                                                           ("GUARANTOR")

                                      ANNEX
                                      -----

                         CERTIFICATE REGARDING SOLVENCY

         The undersigned, DMI Management, Inc., a Kentucky corporation (the "Guarantor"), by its duly authorized officer, makes the following representations to BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank") and acknowledges that the Bank is entitled to rely and will rely upon these representations, in providing certain financial accommodations to DMI Furniture, Inc., a Delaware corporation ("Borrower"), pursuant to that certain Amended and Restated Credit Agreement, dated as of October 23, 2001, between Bank and Borrower, as the same has been or hereafter may be modified, amended, restated and/or extended from time to time and at any time.

         1. The assets of the Guarantor at a "fair valuation" within the meaning of the United States Bankruptcy Code, as amended, (the "Code") are worth approximately $18,518,000 as of this date.
         2. The liabilities of the Guarantor, including without limitation contingent liabilities to the extent appropriate for consideration in determining whether the Guarantor is "insolvent," with the meaning of the Code, but excluding the Guarantor's contingent liability under any and all written guaranties executed by Guarantor in favor of Bank ("Guaranty"), total approximately $25,000 as of September 29, 2001, the end of the last fiscal month of the Guarantor.
         3. The Guarantor is not insolvent within the meaning of the Code, after taking into account its contingent liability under the Guaranty.
         4. After taking into account its contingent liability under the Guaranty, the Guarantor has sufficient capital for the operation of its business as presently conducted and at the level of operations contemplated for the foreseeable future. The minimum amount of capital required to support the Guarantor's operations at the level planned for the foreseeable future is $18,493.000.
         5. The Guarantor is currently paying its debts as they become due in the ordinary course of its business. After taking into account its contingent liability under the Guaranty, the Guarantor believes that it will be able to continue to pay its debts as they become due in the ordinary course of its business.

Dated:  October 23, 2001.

                                DMI Management, Inc., a Kentucky corporation


                                By:
                                   ----------------------------------
                                Printed: Phillip J. Keller
                                Title:   Vice President - Finance and
                                         Chief Financial Officer

                                   SCHEDULE 1

                          DOCUMENTARY LETTERS OF CREDIT
                          -----------------------------


                                      None

                                   SCHEDULE 2

                      1997 PROJECT REAL ESTATE REQUIREMENTS
                      -------------------------------------


         (1) TITLE INSURANCE. The Company shall provide a mortgagee's title insurance policy in the amount of $1,500,000 insuring the Bank's interest under the 1997 Project Mortgage in and to the 1997 Project Real Estate on the American Land Title Association form of mortgagee's title policy (1992 Revision), subject to an ALTA form of comprehensive endorsement, an ALTA form 3.1 zoning endorsement, a mechanics lien endorsement, an access endorsement and such other endorsements as the Bank may reasonably request. The coverage provided by the title insurance policy shall NOT be subject to the standard exceptions as to rights of parties in possession and matters which would be disclosed by survey, easements not shown by the public records and mechanic's liens not shown by the public records, and otherwise the coverage shall be subject to no exceptions other than (A) easements and use restrictions and encroachments disclosed by survey which do not materially and adversely affect the value or marketability of the 1997 Project Real Estate or the usefulness of the 1997 Project Real Estate in the operations of the Company and (B) Permitted Liens.

         (2) ENVIRONMENTAL REPORT. The Company shall furnish the report or reports of a registered engineer or environmental consultant acceptable to the Bank, confirming that there are no material environmental problems associated with the 1997 Project Real Estate. The report or reports shall be in a form satisfactory to the Bank and shall include, at an minimum: A) a statement of the results of an examination of all relevant documents and records concerning ownership and use of the 1997 Project Real Estate; B) a statement of the results of an inspection of the 1997 Project Real Estate, which inspection shall have included the use of such equipment as is customarily used by engineers and environmental consultants in connection with the preparation of "Phase I" environmental reports to detect traces of buried Hazardous Substances and underground storage tanks and drums and which inspection shall have been made for the purpose of determining whether all or any part of the 1997 Project Real Estate is being used or has been used to store or dispose of any Hazardous Substances in quantities which are or could be detrimental to the 1997 Project Real Estate, human health or the environment or in violation of any laws of regulations, state or federal, whether the 1997 Project Real Estate is or has been affected by any Hazardous Substances and whether the 1997 Project Real Estate contains or has contained any underground storage tanks or asbestos of any kind, and a statement of the recommendations of the reporting engineer or consultant as to such further investigation or tests, if any, as may be necessary to resolve such issues; C) confirmation that the 1997 Project Real Estate is not listed as a known hazardous waste site on any environmental reporting list maintained by any governmental agency having jurisdiction as to environmental matters over the 1997 Project Real Estate; and D) a statement of the professional qualifications of the engineer or consultant who prepared such report. The Company shall also furnish to the Bank the supplemental report of the reporting engineer or consultant as to the results of such further tests and investigations as may have been recommended in the initial report.

         (3) SURVEY. The Company shall furnish the Bank with an ALTA/ACSM Minimum Standards Detail Land Title Survey covering the 1997 Project Real Estate together with a minimum Standards Detail Certificate prepared by a registered land surveyor or engineer dated no earlier than the Closing Date, which survey shall locate all recorded easements with recording information and contain a statement as to whether or not the 1997 Real Estate is in a flood plain.

         Failure of the Company to provide all of the above items (1), (2), and
(3) on or before January 15, 2002 shall constitute an "Event of Default" under the Agreement of which this SCHEDULE 2 is a part.